                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14(a) INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                        EXCHANGE ACT OF 1934, AS AMENDED

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement                   [ ]  Confidential, for Use of the Commission
                                                        Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                AROS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------------

     (5)  Total fee paid:

          --------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          --------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

          --------------------------------------------------------------------

     (3)  Filing party:

          --------------------------------------------------------------------

     (4)  Date filed:

          --------------------------------------------------------------------

                                AROS CORPORATION
                          1290 BAY DALE DRIVE, PMB 351
                             ARNOLD, MARYLAND 21012

                                                              September 11, 2002

Dear Stockholder:

     You are cordially invited to attend the Aros Corporation Annual Meeting of Stockholders to be held at 10:00 a.m. McLean, Virginia time, Monday, September 30, 2002 at the offices of our legal counsel, Shaw Pittman, LLP, located at 1650 Tysons Boulevard, 14th Floor, McLean, Virginia 22102.

     The matters proposed for consideration at the meeting are the approval of the change of our corporate name to ReGen Biologics, Inc. and the accompanying ticker symbol change; the increase in the number of authorized shares of our common stock from 30,000,000 to 130,000,000 and the number of our authorized preferred stock from 30,000,000 to 60,000,000; the 1 for 6 reverse stock split of all Aros authorized common and preferred stock; the election of Gerald E. Bisbee, Jr., Ph.D., Alan Baldwin, Richard Fritschi, Robert G. McNeil, Ph.D., and
J. Richard Steadman, M.D. as directors for the next year; the approval of the proposal to amend our Employee Stock Option Plan; the approval of the proposal to amend our Non-Employee Director Stock Option Plan and the ratification of the appointment of Ernst & Young LLP as our independent accountants for the current fiscal year and the transaction of such other business as may come before the meeting or any adjournment thereof. The accompanying Notice of Annual Meeting of Stockholders and proxy statement discuss these matters in further detail. We urge you to review this information carefully.

     You will have an opportunity to discuss each item of business described in the Notice of Annual Meeting of Stockholders and proxy statement and to ask questions about us and our operations.

     It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend, please sign and promptly return the enclosed proxy card using the envelope provided. If you do attend the annual meeting, you may withdraw your proxy and vote your shares in person.

                                           Sincerely,

                                           /s/ GERALD E. BISBEE, JR., PH.D.
                                           -------------------------------------
                                           Gerald E. Bisbee, Jr., Ph.D.
                                           Chairman and Chief Executive Officer

                                AROS CORPORATION
                          1290 BAY DALE DRIVE, PMB 351
                             ARNOLD, MARYLAND 21012

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 30, 2002

     The Annual Meeting of Stockholders of Aros Corporation will be held on Monday, September 30, 2002 at 10:00 a.m. McLean, Virginia time at the offices of our legal counsel, Shaw Pittman, LLP, located at 1650 Tysons Boulevard, 14th Floor, McLean, Virginia 22102, for the following purposes:

          1. To approve the change of our name to ReGen Biologics, Inc. and the accompanying ticker symbol change;

          2. To approve an increase in the number of authorized shares of Aros common stock from 30,000,000 to 130,000,000 and authorized Aros preferred stock from 30,000,000 to 60,000,000;

          3. To approve a 1 for 6 reverse stock split of all Aros authorized common and preferred stock;

          4. To elect Gerald E. Bisbee, Jr., Ph.D., Alan Baldwin, Richard Fritschi, Robert G. McNeil, Ph.D., and J. Richard Steadman, M.D. as directors for the next year;

          5. To approve the proposal to amend our Employee Stock Option Plan;

          6. To approve the proposal to amend our Non-Employee Director Stock Option Plan;

          7. To ratify the appointment of Ernst & Young LLP as Aros' independent accountants for the current fiscal year; and

          8. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board has fixed the close of business on August 28, 2002 as the record date for us to determine those stockholders entitled to notice and those stockholders entitled to vote at the Annual Meeting of Stockholders. We request that all stockholders, whether or not you expect to attend the meeting, sign the enclosed proxy and return it as promptly as possible in the accompanying stamped envelope. You may revoke your proxy at any time before it is voted. If you are present at the meeting, you may vote your shares in person and the proxy will not be used. You are respectfully urged to read the proxy statement contained in this booklet for further information concerning the matters to be acted upon at the annual meeting and the use of the proxy. A copy of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001, our Form 10-Q/A for the three months ended June 30, 2002, and our Current Report on Form 8-K/A filed on September 4, 2002 accompany this proxy statement.

                                          By Order of the Board,

                                          /s/ GERALD E. BISBEE, JR., PH.D.
                                          --------------------------------------
                                          Gerald E. Bisbee, Jr., Ph.D.
                                          Chairman and Chief Executive Officer

September 11, 2002

                IMPORTANT -- PLEASE MAIL YOUR SIGNED PROXY CARD
                       PROMPTLY IN THE ENCLOSED ENVELOPE

                               TABLE OF CONTENTS

ACQUISITION OF REGEN BIOLOGICS, INC.........................    2
BENEFICIAL OWNERSHIP........................................    2
CHANGE OF OUR CORPORATE NAME................................    4
INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON
AND PREFERRED STOCK.........................................    6
APPROVAL OF THE 1 FOR 6 REVERSE STOCK SPLIT OF ALL OUR
AUTHORIZED COMMON AND PREFERRED STOCK.......................    8
ELECTION OF DIRECTORS.......................................    9
EXECUTIVE COMPENSATION......................................   13
OPTION GRANTS...............................................   13
AGGREGATE OPTION EXERCISES AND PERIOD-END OPTION VALUES.....   14
REPORT OF THE BOARD ON EXECUTIVE COMPENSATION...............   15
REPORT OF THE AUDIT COMMITTEE...............................   17
COMPARATIVE STOCK PRICE PERFORMANCE GRAPH...................   18
REGEN STOCKHOLDERS AGREEMENT................................   19
RATIFICATION OF PROPOSAL TO AMEND OUR EMPLOYEE STOCK OPTION
PLAN........................................................   20
RATIFICATION OF PROPOSAL TO AMEND OUR NON-EMPLOYEE DIRECTOR
STOCK OPTION PLAN...........................................   24
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
ACCOUNTANTS.................................................   27
DEADLINE FOR STOCKHOLDERS PROPOSALS.........................   27
ADDITIONAL INFORMATION......................................   28
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....   29
APPENDIX A..................................................  A-1
APPENDIX B..................................................  B-1

                                AROS CORPORATION
                          1290 BAY DALE DRIVE, PMB 351
                             ARNOLD, MARYLAND 21012

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON MONDAY, SEPTEMBER 30, 2002

     This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of Aros Corporation to be held on Monday, September 30, 2002 at 10:00 a.m. McLean, Virginia time, at the offices of our legal counsel, Shaw Pittman, LLP located at 1650 Tysons Boulevard, 14th Floor, McLean, Virginia 22102.

     The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy card are being mailed to stockholders on or about September 11, 2002. We are mailing our Annual Report on Form 10-K/A to stockholders for the fiscal year ended December 31, 2001, our Form 10-Q/A for the three months ended June 30, 2002, and our Current Report on Form 8-K/A filed on September 4, 2002 along with this proxy statement and the enclosed proxy card. The Annual Report on Form 10-K/A to Stockholders, our Form 10-Q/A and Form 8-K/A do not form any part of the material for the solicitation of proxies. The enclosed proxy card is solicited by our Board and will be voted at the annual meeting and any adjournments thereof. Shares represented by a properly executed proxy card in the accompanying form will be voted at the annual meeting in accordance with any instructions specified by the stockholder. If no instructions are given, the stockholder's shares will be voted in accordance with the recommendations of the Board "FOR" each of the proposals presented in this proxy statement. Those recommendations are described later in this proxy statement.

     The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (which we define below) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the annual meeting. The inspectors of election will treat shares represented by executed proxies that abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter. If, with respect to any shares, a broker or other nominee submits a proxy card indicating that instructions have not been received from the beneficial owners or the persons entitled to vote and that such broker or other nominee does not have discretionary authority to vote such shares (a "broker non-vote") on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining the approval of any such proposal.

     The proxy may be revoked at any time before it is exercised by delivering a written notice of revocation to our Corporate Secretary. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to our Corporate Secretary at our principal executive offices as follows: Aros Corporation, 1290 Bay Dale Drive, PMB 351, Arnold, Maryland 21012,
Attention: Corporate Secretary. If you attend the annual meeting in person, you may revoke your proxy by either giving notice of revocation to the inspectors of election at the annual meeting or by voting at the annual meeting in person. The only items of business that the Board intends to present or knows will be presented at the annual meeting are the items discussed in this proxy statement. The proxy confers discretionary authority upon the persons named in it, or their substitutes, to vote on any other items of business that may properly come before the meeting. All holders of record of our common stock at the close of business on August 28, 2002 will be eligible to vote at the annual meeting. We believe that as of August 28, 2002 we had 17,045,131 shares of common stock and 27,324,007 shares of preferred stock issued and outstanding. Each share of common stock and each share of preferred stock is entitled to one vote.

                      ACQUISITION OF REGEN BIOLOGICS, INC.

     On June 21, 2002, Aros Corporation acquired ReGen Biologics, Inc. as a wholly owned subsidiary. ReGen is a tissue engineering company that designs, develops, manufactures and markets minimally invasive human implants and medical devices for the repair and regeneration of damaged human tissue. Pursuant to the merger, Aros acquired all of ReGen's business and operating activities and employees. Aros continues ReGen's business out of ReGen's established headquarters in Franklin Lakes, New Jersey. ReGen's business accounts for substantially all of the business conducted by Aros and will continue to do so for the foreseeable future. Accordingly, discussions of Aros' business is, in effect, a discussion of ReGen's operations. Hereinafter, the merged entity is referred to as the Company.

     Pursuant to the merger, Aros has issued approximately 35,400,000 shares of its capital stock to former ReGen stockholders in exchange for all of the issued and outstanding capital stock of ReGen. In addition, Aros has assumed ReGen's outstanding stock options and warrants to purchase up to an aggregate of approximately 11,000,000 shares of Aros Common Stock and 1,200,000 shares of Aros Series B Convertible Preferred Stock on a post-merger basis. As a result of the merger, former ReGen stockholders own approximately 80% of Aros' outstanding capital stock.

     As a result of the acquisition of ReGen, various corporate actions that require stockholder approval are being presented to the stockholders of Aros as part of the annual meeting. As discussed more fully within this proxy statement these corporate actions will, in the judgment of our Board, contribute to our future success. Please review carefully all of the material in this proxy statement and the other materials included with it before completing the attached proxy.

                              BENEFICIAL OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock and preferred stock as of August 28, 2002 by:

     - each person we know to beneficially own more than 5% of our common stock,

     - each director and nominee for director,

     - each of our executive officers named in the Summary Compensation Table under "Executive Compensation," and

     - all of our directors, nominees for directors and executive officers as a group.

     The number of shares of common stock outstanding on August 28, 2002 was 17,045,131 shares. The number of shares of preferred stock outstanding on August 28, 2002 was 27,324,007 shares. Except as noted, all information with respect to beneficial ownership has been furnished by the respective director, executive officer or beneficial owner of more than 5% of our common stock, or is based on filings with the Securities and Exchange Commission. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the common stock has been determined for this purpose in accordance with the Securities Exchange Act of 1934, as amended, which provides, among other things, that a person is deemed to be the beneficial owner of the common stock if that person, directly or indirectly, has or shares voting power or investment power with respect to such stock or has the right to acquire such ownership within sixty days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with Securities and Exchange Commission reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of the common stock. Unless otherwise indicated below, the address of those identified in the table is Aros Corporation, 1290 Bay Dale Drive, PMB 351, Arnold, Maryland 21012.

                                                               NUMBER OF SHARES        PERCENTAGE OF
                                                                 BENEFICIALLY       SHARES BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                                 OWNED                 OWNED
------------------------------------                          -------------------   -------------------
Robert McNeil, Ph.D.(1).....................................      16,850,030               36.96%
Sanderling Ventures(2)......................................      16,142,880               35.78%
Centerpulse (formerly Sulzer Medica USA Holding Co.)(3).....       7,288,939               15.71%
Gerald E. Bisbee, Jr., Ph.D.(4).............................       3,651,890                7.74%
Richard J. Steadman M.D.(5).................................       2,759,969                6.15%
Shu-Tung Li Ph.D.(6)........................................       1,168,538                2.58%
Brion Umidi (7).............................................         811,789                1.80%
John Dichiara (8)...........................................         763,896                1.69%
William Rodkey D.V.M.(9)....................................         539,406                1.20%
Richard Fritschi(10)........................................         109,980             *
Alan W. Baldwin(11).........................................          80,000             *
All Directors and Executive Officers as a Group (nine
  persons) (12).............................................      26,735,498               51.29%

---------------
 *   Represents less than 1% of our outstanding stock

(1) Includes 467,415 shares of our common stock issuable upon the exercise of vested options and 117,943 shares of our preferred stock on an as-converted basis. Also includes 16,142,880 shares beneficially owned by Sanderling Ventures. Dr. McNeil is a general partner of Sanderling and disclaims any beneficial ownership of the shares of Sanderling except to the extent of his pecuniary interest in Sanderling arising from his role as a general partner. The address of Dr. McNeil is c/o Sanderling Ventures, 400 South El Camino Real, Suite 1200, San Mateo, CA 94402.

(2) Includes 753,380 shares of common stock issuable upon exercise of vested warrants. Includes 12,838,675 shares of our preferred stock on an as-converted basis. The address of Sanderling Ventures is 400 South El Camino Real, Suite 1200, San Mateo, CA 94402.

(3) Includes 808,910 shares of common stock and 1,207,139 of preferred stock issuable upon exercise of vested warrants. Includes 5,181,108 shares of our preferred stock on an as-converted basis. The address of Centerpulse is c/o David Wise, 3 East Greenway, Suite 1600, Houston, TX 77046.

(4) Includes 2,437,036 shares of our common stock issuable upon the exercise of vested options, 64,854 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of August 28, 2002 and 325,000 shares of our common stock issuable upon the exercise of warrants. The address of Dr. Bisbee is 110 Wellesley Drive, New Canaan, CT 06840.

(5) Includes 460,541 shares of our common stock issuable upon the exercise of vested options and 70,043 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of August 28, 2002. The address of Dr. Steadman is 1299 Spraddle Creek Road, Vail, CO 86157.

(6) Includes 893,588 shares of our common stock issuable upon the exercise of vested options. The address of Dr. Li is One Kiowa Terrace, Oakland, NJ 07436.

(7) Includes 803,618 shares of our common stock issuable upon the exercise of vested options and 2,594 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of August 28, 2002. The address of Mr. Umidi is 989 Bayberry Drive, Arnold, MD 21012.

(8) Includes 756,113 shares of our common stock issuable upon the exercise of vested options and 7,783 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of August 28, 2002. The address of Mr. Dichiara is 501 East 79th Street, #2E, New York, NY 10021.

(9) Includes 508,658 shares of our common stock issuable upon the exercise of vested options, 3,125 shares of our common stock issuable upon the exercise of vested warrants, 10,377 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of August 28, 2002 and 5,298 shares of our preferred stock on an as-converted basis. The address of Dr. Rodkey is 108 South Frontage Road, Suite 303, Vail, CO 81657.

(10) Includes 109,980 shares of our common stock issuable upon the exercise of vested options. The address of Mr. Fritschi is c/o Centerpulse, Sulzer Orthopedics Ltd., Postfach 65, CH-8404 Winterthur-Switzerland.

(11) Includes 80,000 shares of our common stock issuable upon the exercise of vested options. The address of Mr. Baldwin is 1400 Winstead Drive, Fallston, MD 21047.

(12) Includes 64,854, 70,043, 2,594, 7,783, and 10,377 shares of our common stock which Dr. Bisbee, Dr. Steadman, Mr. Umidi, Mr. Dichiara and Dr. Rodkey, respectively, may acquire pursuant to options which are exercisable within 60 days of August 28, 2002. Includes 12,956,618 and 5,298 shares of our preferred stock on an as-converted basis for Dr. McNeil and Dr. Rodkey, respectively.

                          CHANGE OF OUR CORPORATE NAME

                                  (PROPOSAL 1)

     Our Board has adopted, and recommends to the stockholders for approval, the adoption of the proposal to change our corporate name to ReGen Biologics, Inc. and the accompanying ticker symbol change.

  BACKGROUND OF OUR COMPANY.

     Aros Corporation, is a Delaware corporation that was incorporated as APACHE Medical Systems, Inc. on September 1, 1987. APACHE was a provider of clinically based decision support information systems and consulting services to the healthcare industry offering a comprehensive line of outcomes-based products and services, encompassing software, hardware, and related consulting and disease management information services through two operating divisions: the APACHE Clinical Outcomes Division and the MetaContent Content and Coding Division.

     The Clinical Outcomes Division provided clinically based decision support information systems, as well as research and consulting services to the healthcare industry. On July 3, 2001, we sold our APACHE Clinical Outcomes Division, which accounted for substantially all of our assets, for cash to Cerner Corporation and changed our name from APACHE Medical Systems, Inc. to Aros Corporation. Because of the sale, we have accounted for the Clinical Outcomes Division as discontinued operations for all periods presented.

     The MetaContent Content and Coding Division provided consulting services in the clinical content and medical coding areas. We acquired MetaContent, Inc., a company that developed and marketed data management solutions for healthcare providers, on March 19, 2001 as part of our strategy to enter the medical coding business. On November 23, 2001, a founder and the sole employee of MetaContent resigned. As a result, we elected to discontinue all operations under the MetaContent Content and Coding Division, and accordingly, we have written off the remaining net goodwill associated with the acquisition of MetaContent and accounted for the results as discontinued operations.

     Since the sale of assets to Cerner Corporation on July 3, 2001, we have evaluated how best to utilize our remaining assets. Some of the alternatives under consideration have included changing our historical focus on clinical information systems to areas of healthcare technology, biotechnology, bio-informatics, medical coding or other healthcare related activities. In addition, we have evaluated opportunities to maximize our stockholders' investment through business combinations.

  BACKGROUND OF REGEN BIOLOGICS, INC.

     One of the companies in which our Board considered investing was ReGen. Prior to the merger, ReGen was a privately held tissue engineering company that designed, developed, manufactured and marketed minimally invasive human implants and medical devices for the repair and regeneration of damaged human tissue. ReGen's proprietary technology, a biologically active collagen matrix, is the foundation of ReGen's tissue regeneration products. ReGen's collagen technology has far reaching implications for tissue regeneration and cell delivery.

     ReGen was founded in 1991 and is headquartered in Franklin Lakes, New Jersey where its corporate management, clinical and regulatory affairs, marketing and research operations are located. ReGen operates an ISO 9001 certified manufacturing facility in Redwood City, California and trains surgeons in the use of ReGen products at the Steadman Hawkins Foundation in Vail, Colorado and in other locations both within and outside of the U.S.

     ReGen's technology is based on the concept of guided tissue regeneration. Guided tissue regeneration is based on the premise that if the body is provided with a suitable environment for cellular in-growth, the body has the ability to regenerate its missing tissue. ReGen has developed a proprietary collagen material and various tissue matrix engineering processes (protected by 24 worldwide patents, five pending patents and four national phase patents) to fabricate the material into unique matrix forms to guide tissue regeneration. For example, ReGen has used this technology to develop a meniscal implant, the Collagen

Meniscus Implant, or CMI, which facilitates growth of meniscus-like tissue in patients with meniscal loss. Preliminary results from clinical studies conducted by ReGen indicate that patients receiving the CMI, have significant gains in meniscal tissue volume over what they would have had with the traditional partial meniscectomy procedure.

     Use of the CMI is targeted towards patients who have either received, or are candidates for a partial meniscectomy procedure. We estimate that there were approximately 745,000 partial meniscectomy procedures conducted in the U.S. in 2001, and we estimate that these procedures will grow to approximately 1.2 million per year by 2010. Procedures conducted outside the U.S. annually comprise another 40% of the number of similar U.S. procedures.

     We estimate that there were approximately 4 million patients who had a partial meniscectomy procedure performed in the last 10 years, and these patients will require one or more in the future. These patients may be candidates for the CMI, creating a large unmet market need. Many of these patients develop pain and discomfort over time as the degeneration of the meniscus and articular cartilage continues or accelerates. ReGen's theory is that by inserting a device that will cause the body to regenerate the meniscus, the degenerative process will be markedly reduced or arrested completely.

     ReGen is currently marketing two products, the CMI, and the SharpShooter Tissue Repair System or SharpShooter. In 2000, the CMI and SharpShooter each received the CE Mark for distribution in the European Economic Community. Also in 2000, the SharpShooter received marketing clearance for sale in the U.S. by the United States Food and Drug Administration. We received approval to market the CMI in Australia in 2002, and we are currently nearing completion of enrollment for a major U.S. multi-center pivotal trial of the CMI. The CMI is currently marketed outside of the U.S. through an agreement with Centerpulse (NYSE: CEP), and the SharpShooter is currently marketed worldwide through an agreement with Linvatec, a division of ConMed Corporation (NASDAQ: CNMD).

     ReGen has also developed and maintains an active research pipeline in other soft tissue areas such as articular cartilage, spine, ligament, shoulder, cardiovascular, and wound dressings.

     ReGen intends to continue developing, manufacturing, and marketing its technological applications, and to develop strategic relationships with key market leaders in targeted therapeutic areas.

  THE MERGER

     On June 21, 2002, we acquired ReGen as a wholly owned subsidiary and thereby acquired all of ReGen's business and operating activities and employees. We continue to operate ReGen's business out of its established headquarters in Franklin Lakes, New Jersey. Since the merger, ReGen's business has accounted for substantially all our business activities and we anticipate that it will continue to do so for the foreseeable future. Accordingly, discussions of our business is, in effect, a discussion of ReGen's operations.

     Pursuant to the merger, we issued approximately 35,400,000 shares of capital stock to former ReGen stockholders in exchange for all of the issued and outstanding stock of ReGen. In addition, we assumed ReGen's outstanding stock options and warrants to purchase up to an aggregate of approximately 11,000,000 shares of Aros Common Stock and 1,200,000 shares of Aros Series B Convertible Preferred Stock on a post-merger basis. As a result of the merger, former ReGen stockholders own approximately 80% of Aros' outstanding capital stock.

     Because ReGen's business accounts for substantially all of the operating activities of our company, our Board has adopted and approved a resolution that would change our company's name to ReGen Biologics, Inc. in order to derive a greater benefit from the business we acquired.

     The affirmative vote of the holders of a majority of the shares of our outstanding common stock and preferred stock is required to approve the proposal to change our name. Abstentions and broker non-votes have the same effect as a vote against the proposal.

     Pursuant to the stockholders agreement entered into by certain of the former ReGen stockholders discussed in this proxy statement, stockholders representing a majority of the shares entitled to vote for this proposal have agreed to vote "For" this proposal. This proposal will, therefore, be approved regardless of the vote of our other stockholders.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO CHANGE OUR CORPORATE NAME.

         INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON AND
                                PREFERRED STOCK

                                  (PROPOSAL 2)

     Our Board has adopted a resolution to increase the number of our company's authorized shares of common stock and preferred stock.

     As part of the merger with ReGen, our company issued approximately 35,400,000 shares of our capital stock to the former ReGen stockholders in exchange for all of the issued and outstanding shares of capital stock of ReGen. The shares issued to the former ReGen stockholders included shares of our common stock and shares of both our Series A and Series B preferred stock. Each of the three different classes of securities has specific rights and designations, including the right of preferred stockholders to convert their shares into common stock, which requires us to authorize additional shares of our common stock.

COMMON STOCK

     Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of the outstanding shares of our common stock are entitled to receive dividends out of the assets legally available at times and in the amounts as our Board may determine from time to time. Upon liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities then outstanding. Our common stock has no preemptive or conversion rights to subscribe for any shares of any class of our capital stock and is not subject to redemption. All outstanding shares of common stock are fully paid and nonassessable.

SERIES A CONVERTIBLE PREFERRED STOCK

     We have designated 15,309,822 shares of our preferred stock, par value $0.01 per share, as Series A Convertible Preferred Stock. The Series A preferred stock ranks senior to the common stock, the Series B Convertible Preferred Stock and all other classes of stock established by our Board not otherwise designated as being senior in rights to the Series A preferred stock. If the Board declares that a dividend be paid on our common stock, the holders of Series A preferred stock shall also be entitled to receive dividends paid as if the Series A preferred stock were converted into shares of common stock immediately prior to the record date for payment of such dividends. The holders of record of shares of Series A preferred stock shall have the right to vote together with the holders of common stock on an as-converted basis. In the case of a separate class vote of the Series A preferred stock, each share of Series A preferred stock is entitled to cast one vote on each matter presented for vote.

     In the event of a liquidation, dissolution or winding up of our company, whether voluntary or involuntary, holders of Series A preferred stock are entitled to receive payment of a preference amount of $0.4481 per share (the "Series A Liquidation Amount"), subject to adjustments. In addition, holders of Series A preferred stock are entitled to receive payment of the Series A Liquidation Amount in the event of a sale by us of all or substantially all of our assets, or a merger or consolidation which results in our stockholders owning less than 50% of the surviving entity.

     The Series A preferred stock is convertible at any time, at the holder's option, into shares of our common stock. The Series A preferred stock is mandatorily convertible upon a qualified public offering that results in gross cash proceeds to Aros of at least $5,000,000 and is based upon a minimum valuation of Aros of $25,000,000.

     The Series A preferred stock is redeemable at any time after the seventh anniversary of the issuance of the Series A preferred stock, assuming redemption is permitted by creditor arrangements, if any, then in effect and subject to applicable state law. Holders of at least a majority of the shares of Series A preferred stock must request redemption of all, and not less than all, of the Series A preferred stock. The redemption value shall equal the then current Series A Liquidation Amount.

SERIES B CONVERTIBLE PREFERRED STOCK

     We have designated 13,232,798 shares of our preferred stock, par value $0.01 per share, as Series B Convertible Preferred Stock. The Series B preferred stock ranks senior to our common stock, and to all other classes of stock established by our Board not designated as senior or equal to the Series B preferred stock. The holders of record of shares of Series B preferred stock shall have the right to vote together with the holders of common stock on an as-converted basis. In the case of a separate class vote of the Series B preferred stock, each share of Series B preferred stock is entitled to cast one vote on each matter presented for vote.

     In the event of a liquidation, dissolution or winding up of our company, whether voluntary or involuntary, holders of Series B preferred stock are entitled to receive payment of a preference amount of $0.4592 per share (the "Series B Liquidation Amount"), subject to adjustments. In addition, holders of Series B preferred stock are entitled to receive payment of the Series B Liquidation Amount after the liquidation preference has been paid to the holders of Series A preferred stock in the event of a sale by us of all or substantially all of our assets, or a merger or consolidation which results in our stockholders owning less than 50% of the surviving entity.

     The Series B preferred stock is convertible at any time, at the holder's option, into shares of our common stock. The Series B preferred stock is mandatorily convertible upon a qualified public offering that results in gross cash proceeds to Aros of at least $5,000,000 and is based upon a minimum valuation of Aros of $25,000,000 or at such time as our certificate of incorporation is amended to increase the number of authorized shares of common stock to a number sufficient to reserve all shares necessary for the conversion of the Series B preferred stock. Consequently, as soon as the authorized common stock is increased upon obtaining the required stockholder vote, the Series B preferred stock will be converted into shares of our common stock.

CURRENT CAPITALIZATION.

     Our company has 17,045,131 shares of common stock issued and outstanding. In addition, there are options and warrants to purchase our common stock that have been either granted by our company or were granted by ReGen and have been assumed by our company in the merger. The exercise of these options and warrants may require our company to issue up to an additional 14,155,892 shares of common stock. In addition, both the Series A and Series B preferred stock are convertible into our common stock at the option of the holder of such shares of preferred stock. Our company, however, is currently authorized to issue only 30,000,000 shares of common stock.

     Our company has 15,298,351 shares of Series A preferred stock currently outstanding and 12,025,656 shares of Series B preferred stock currently outstanding. In addition, there are warrants outstanding to purchase an additional 1,207,139 shares of Series B preferred stock. If all the warrants are exercised and none of the shares of preferred stock are converted into our common stock, our company will have 28,531,146 shares of preferred stock outstanding.

     In order to meet the contractual obligations of the company to issue additional shares of common stock and preferred stock and to allow our company to sell more shares of common stock and preferred stock, our Board has passed a resolution that would increase the authorized number of shares of capital stock that our company may issue to 130,000,000 shares of common stock and 60,000,000 shares of preferred stock.

     The affirmative vote of the holders of a majority of the shares of our outstanding common stock and preferred stock is required to approve the proposal to increase the number of authorized shares of our common stock and preferred stock to 130,000,000 and 60,000,000 respectively. Abstentions and broker non-votes have the same effect as a vote against the proposal.

REGISTRATION RIGHTS

     Former ReGen stockholders who received shares of our capital stock pursuant to the merger had the right to become parties to a registration rights agreement. Under the terms of this agreement, holders of at least 30% of the registrable securities may require our company to file up to two registration statements under the Securities Act at our company's expense at any time after the 90 days following the date on which our company files its Form 10-K for the fiscal year ending December 31, 2002. Notwithstanding the foregoing, our company is not obligated to effect more than one registration in any 12-month period. In addition, if our company proposes to register any of its capital stock under the Securities Act for its own account or the account of stockholders (other than in connection with a merger or business combination, a stock plan or conversion of a debt offering), with certain exceptions, our company is required to include in its registration the registrable securities of any holder who requests such inclusion. The agreement will expire on June 21, 2007.

     Pursuant to the stockholders agreement entered into by certain of the former ReGen stockholders discussed in this proxy statement, stockholders representing a majority of the shares entitled to vote for this proposal have agreed to vote "For" this proposal. This proposal will, therefore, be approved regardless of the vote of our other stockholders.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON AND PREFERRED STOCK.

       APPROVAL OF THE 1 FOR 6 REVERSE STOCK SPLIT OF ALL OUR AUTHORIZED
                           COMMON AND PREFERRED STOCK

                                  (PROPOSAL 3)

     Our Board has unanimously approved a resolution for a 1 for 6 reverse stock split whereby each 6 shares of capital stock currently authorized will be converted into 1 share of capital stock.

     The proposed reverse stock split will affect all of our authorized capital stock, including our common stock and our Series A and Series B preferred stock. The reverse stock split, if approved, would not affect your current ownership stake in our company, nor would it affect the ownership stakes of any other stockholder. The reverse stock split would, however, have the effect of increasing our current per share stock price significantly by reducing the total number of shares outstanding. Although there can be no assurance of the future effect on our stock price, the reverse stock split would likely increase the per share price of our capital stock. Initially the increase in our per share stock price would likely directly correspond to the reduction in the number of shares of our capital stock that are outstanding and available for issuance.

     Our Board approved this resolution for the following reasons. First, the reverse stock split will aid our company's efforts to have our common stock re-listed on the Nasdaq National Market by increasing the per share price of our stock to meet that market's minimum listing price. Second, our Board feels that an increased per share stock price may have the effect of making our capital stock more attractive to individuals as well as institutional investors in the future.

     Our Board feels that having our company's common stock listed on a national securities exchange is in the best interests of the long-term success of the ReGen business that our company acquired in the merger. However, our Board feels that overall market conditions, the momentum in the price of our stock and other factors may impact the desired timing of effectuating the reverse stock split. Therefore, as part of this resolution, the Board will have the authority to affect the reverse split during a period of up to six months after the date of the annual meeting, and will also have the authority not to affect the reverse split in such timeframe.

     Pursuant to the stockholders agreement entered into by certain of the former ReGen stockholders discussed in this proxy statement, stockholders representing a majority of the shares entitled to vote for this proposal have agreed to vote "For" this proposal. This proposal will, therefore, be approved regardless of the vote of our other stockholders.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE PROPOSAL FOR THE 1 FOR 6 REVERSE STOCK SPLIT OF OUR AUTHORIZED CAPITAL STOCK.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 4)

     We will currently elect five of our seven directors to serve for a term of one year or until their respective successors are duly elected and qualified. Directors are elected by the affirmative vote of the holders of a plurality of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions or broker non-votes will not be counted as votes for or against any nominee or director. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the Board may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

     Pursuant to the stockholders agreement entered into by certain of the former ReGen stockholders discussed in this proxy statement, stockholders representing a majority of the shares entitled to vote for this proposal have agreed to vote "For" this proposal. This proposal will, therefore, be approved regardless of the vote of our other stockholders.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

     The names, ages, principal occupations and other information concerning the director nominees, based upon information received from them, are set forth below.

     Gerald E. Bisbee, Jr., Ph.D., 60 (President and Chief Executive Officer until December 31, 1997, Chairman of the Board from 1989 through November 5, 1997, and December 22, 2000 to present, and director since 1989). Dr. Bisbee is presently Chairman, President and Chief Executive Officer of ReGen, which conducts research and development, manufacturing and marketing of tissue engineering, biological and other orthopedic products and services. Before joining us as Chairman, President and Chief Executive Officer in December 1989, Dr. Bisbee was the Chairman and Chief Executive Officer of the Sequel Corporation, which he joined in 1988 and engineered the merger with the Hanger Orthopedic Group, Inc. He founded and managed the Health Care Group of the Corporate Finance Department of Kidder, Peabody & Co., leaving to join Sequel in 1988. From 1978 until moving to Kidder, Peabody in 1984, he was President of the Hospital Research and Educational Trust, a new venture and product development company affiliated with the American Hospital Association. Dr. Bisbee also managed the Yale University Health Services, which included a 22,000-member health maintenance organization. He is a director of Cerner Corporation and HealthGate Data Corporation. Dr. Bisbee received his B.A. from North Central College, his M.B.A. from the Wharton School of the University of Pennsylvania and his Ph.D. from Yale University, where his dissertation was instrumental in the development of Diagnosis Related Groups (DRGs).

     Alan W. Baldwin, 65 (Director since 2000). Mr. Baldwin is presently Chief Executive Officer of Alcore, Inc., a division of the McGill Corporation. Alcore is a manufacturer of aluminum based products for use in the aircraft industry. Prior to joining Alcore, Mr. Baldwin was the Chief Executive Officer of CopperGlass Broadband Solutions, Inc., managing the acquisition of fiber-optic component manufacturing companies. Mr. Baldwin is also a director of MedGrup Corporation, a medical coding company, Scindo Networks, Inc., a broadband communications provider and as director of Advanced Technical Products, Inc., an advanced composite materials company. Before joining us, Mr. Baldwin served during 1999 as the Chief Executive

Officer of Mediappraise Corporation (now Performaworks, Inc.), an Internet-based management performance measurement company. In 1998 Mr. Baldwin served as founder and president of Wren Associates, Ltd., a management consulting firm. From March 1994 through October 1997, he served as Chairman and Chief Executive Officer of Lunn Industries, Inc., a publicly traded composite material company, where he developed a detailed turn-around and recovery plan and supervised the restructuring of the company. Mr. Baldwin is a graduate of the United States Military Academy at West Point, New York and received his Masters Degree in engineering and mathematics from the University of Alabama.

     Richard Fritschi, 42 (Director since 2002). Mr. Fritschi is the President of Centerpulse, Sulzer Orthopedics Ltd. Mr. Fritschi has served as a director of ReGen since 2001. Previously, he served as Deputy to the President of the Joint and Fracture Care unit of Centerpulse. Since joining Sulzer in 1991, Mr. Fritschi has served as Vice President of Finance and managed Centerpulse operations in several European countries. In 1999 he became General Manager Markets, responsible for the worldwide sales for the Joint and Fracture Care business.

     Robert G. McNeil, Ph.D., 58 (Director since 2002). Dr. McNeil has over twenty-five years experience as an active investor and management participant in seed and early-stage biomedical companies. Dr. McNeil has served as a director of ReGen since 1990. He founded Sanderling Ventures in 1979 and has served since then as the general partner of Sanderling's investment partnerships. Dr. McNeil was a seed-stage investor in Advanced Cardiovascular Systems, Inc. and Venitrex, Inc., two privately-held medical device companies. He was a founder, Chief Executive Officer and Chairman of CoCensys, the Chief Executive Officer and Chairman of Acea, and the Chairman of Peregrine Pharmaceuticals, a publicly-held company. Dr. McNeil earned his Ph.D. in the fields of molecular biology, biochemistry and genetics in 1972 from the University of California, Irvine. Following his graduation, he pursued a long-time interest in investing by joining Shuman Agnew & Co., a San Francisco investment firm, where he worked as a portfolio manager and investment analyst.

     J. Richard Steadman, MD, 65 (Director since 2002). Dr. Steadman conducts an orthopaedic surgery practice at the Steadman Hawkins Clinic in Vail, Colorado, and is globally recognized for his expertise in sports medicine, surgery and rehabilitation. Dr. Steadman has served as a director of ReGen since 1990. Dr. Steadman has received numerous national and international awards including the Albert Trillat Award for Excellence in Knee Research from the International Society for the Knee, the H. Edward Cabaud Memorial Award for Knee Research from the American Orthopaedic Society for Sports Medicine, and the highly prestigious GOTS-Beiersdorf (Germany) Prize. He is also a member of the U.S. Ski Hall of Fame. Dr. Steadman holds a BS in Biology (pre-med) from Texas A&M and an M.D. from the University of Texas, Southwestern Medical School. He completed his Orthopaedic Surgery Residency at Charity Hospital (LSU) in New Orleans.

ELECTION OF AROS BOARD OF DIRECTORS

     In the stockholders agreement discussed below, certain former ReGen stockholders agreed to vote their shares in favor of specified directors. The parties to the agreement agreed to vote for a Board composed of:

          (1) the current chief executive officer of Aros;

          (2) two designees of Sanderling Ventures;

          (3) one designee of Centerpulse USA Holding Company (formerly Sulzer Medica USA Holding Co.);

          (4) one designee of a majority of the members of the Aros Board immediately prior to the effective time of the merger; and

          (5) two designees of a majority of the other five directors elected pursuant to the stockholders agreement.

     The Board is actively seeking nominees to fill the two vacancies on the Board. The nomination of candidates is subject to the approval of the other five elected directors and Sanderling Ventures.

     The stockholders agreement will terminate upon the earliest to occur (i) June 21, 2007, (ii) a change of control or (iii) the quotation of shares on the Nasdaq National Market.

     Pursuant to the stockholders agreement entered into by certain of the former ReGen stockholders discussed in this proxy statement, stockholders representing a majority of the shares entitled to vote for this proposal have agreed to vote "For" this proposal. This proposal will, therefore, be approved regardless of the vote of our other stockholders.

     PARTIES TO THE STOCKHOLDERS AGREEMENT WILL BE CONSIDERED A GROUP ACTING WITH A COMMON INTENT FOR PURPOSES OF FEDERAL SECURITIES LAWS AND WILL BE REQUIRED TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND KEEP UPDATED A FORM 13D REPORT OF THEIR HOLDINGS OF AROS CAPITAL STOCK, REGARDLESS OF WHETHER THE PARTIES WOULD OTHERWISE BE REQUIRED TO FILE SUCH A REPORT.

BOARD AND COMMITTEE MEETINGS

     During the 2001 fiscal year, there were 16 meetings of the Board, 10 of which were telephonic meetings. Each director attended at least 75% of the aggregate total number of the meetings of the Board and the meetings of the Board committees on which he served.

COMMITTEES OF THE BOARD

     The Board has a standing Audit Committee, which deals with certain specific areas of the Board's responsibility. During 2002, the Board established standing Compensation and Marketing Committees.

     The Audit Committee, which met one time in conjunction with meetings of the Board during the 2001 fiscal year, recommends the firm to be appointed as independent public accountants to audit our financial statements and reviews the scope and results of the audit and other services to be provided by our independent public accountants. In 2001, the members of the Audit Committee were Mr. Alan Baldwin and Mr. William Lewis. Mr. Lewis resigned as a director effective June 21, 2002 in connection with the merger. Since July 11, 2002, the Audit Committee has met one time and approved a new charter for the committee. The charter is attached to this proxy statement as Appendix A. The current members of the Audit Committee are Mr. Alan Baldwin, who serves as its Chairman, Mr. Richard Fritschi and Dr. Robert McNeil.

     The Compensation Committee reviews Company plans and policies regarding the compensation of all Company staff, and makes recommendations as necessary to the full Board. Since July 11, 2002, the Compensation Committee has met three times. Dr. Robert McNeil is the sole member of the Compensation Committee.

     The Marketing Committee supervises both the CMI marketing activities in Europe (and other geographic regions outside the United States), and the preparation for marketing of the CMI in the United States after FDA approval. The Marketing Committee provides status reports and makes any necessary recommendations to the full Board. Since July 11, 2002, the Marketing Committee met one time. The members of the Marketing Committee are Mr. Richard Fritschi, who serves as its Chairman, Dr. Robert McNeil, Dr. Richard Steadman and Dr. Gerald Bisbee.

DIRECTOR COMPENSATION

     Directors are entitled to reimbursement of expenses for attending each meeting of the Board and each meeting of any committee. In addition, during 2001 and through June 30, 2002, the non-employee directors received $2,500 per quarter as compensation for their services on the Board. Mr. Lewis, who resigned from the Board effective June 21, 2002, received an additional $2,500 for the third quarter ended September 30, 2002. Other than Mr. Lewis, the directors elected not to receive cash compensation beginning with the third quarter ended September 30, 2002.

     Currently, our directors who are not also our employees are eligible to participate in our Non-Employee Director Stock Option Plan, as amended and restated effective April 5, 2001. A committee, composed of the Chairman of our Board and such other employee members of the Board who the Chairman may select to assist him, is responsible for administering the plan. Pursuant to the plan as currently in effect, our non-employee directors receive options to purchase 2,500 shares of our common stock in January of each year, although the Board has proposed and approved an amendment to the plan to permit the annual grant of options to purchase 20,000 shares of our common stock. The exercise price of the options is to be 100% of the fair market value of our common stock on the date of grant. Stock options granted under this plan have a term as determined by the committee at the time of grant and become fully vested and exercisable on December 31 immediately following the date of grant. We currently have reserved 70,000 shares of our common stock for issuance under this plan, although the Board has proposed and approved an amendment to the plan to increase the number of shares available for issuance by one million from 70,000 to 1,070,000. The plan may be terminated by the Board at any time. Upon the occurrence of a change of control, as defined in the plan, all outstanding unvested options under the Non-Employee Director Stock Option Plan immediately vest.

     As noted above, our Board has proposed two amendments to our Non-Employee Director Stock Option Plan that will be voted on by the stockholders of our company. The specifics of the plan as currently in effect and with the proposed amendments are discussed in this proxy statement under Proposal 6 "Ratification of Proposal to Amend Our Non-Employee Director Stock Option Plan." You should refer to Proposal 6 for a more complete discussion of the plan. The proposed amendments to the plan would increase the number of shares of our common stock available to be issued under the plan from 70,000 to 1,070,000 shares and would increase the size of the annual option grant to non-employee directors from 2,500 shares to 20,000 shares.

     Non-employee directors are also entitled to stock option grants under our Non-Employee Director Supplemental Stock Option Plan, which became effective as of January 1, 1999 and was amended and restated effective April 5, 2001. Pursuant to this plan, 500,000 shares of our common stock are issuable to individuals who are non-employee members of the Board on the date of the grant. The supplemental plan is administered by a committee composed of at least two non-employee directors. The exercise price of the options is to be at least the fair market value of our common stock on the date of grant. Stock options granted under the plan have a term and vest as determined by the committee. The plan may be terminated by the Board at any time. Upon the occurrence of a change in control, all outstanding unvested options under the Non-Employee Director Supplemental Stock Option Plan immediately vest.

                             EXECUTIVE COMPENSATION

     The following table summarizes, for the last three fiscal years and the fiscal period ended June 30, 2002, the compensation paid to or earned by our Chief Executive Officer and our four other highest paid executive officers serving as such as of June 30, 2002.

                                                                             ALL OTHER COMPENSATION
                                                                            -------------------------
                                                                            NUMBER OF
                                       FISCAL YEAR   ANNUAL COMPENSATION    SECURITIES    LONG TERM
                                        OR PERIOD    --------------------   UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION               ENDED      SALARY($)   BONUS($)   OPTIONS(#)    AWARDS($)
---------------------------            -----------   ---------   --------   ----------   ------------
Gerald E. Bisbee, Jr., Ph.D.(1)......    2001        $275,000         --           --              --
  Chief Executive Office and
     President                           2000        $275,000         --           --              --
                                         1999        $275,000         --      525,542              --
                                        6/30/02      $137,500         --           --              --
John Dichiara(1).....................    2001        $158,999    $ 6,000      192,465              --
  VP, Clinical Regulatory and G&A        2000        $151,000    $24,000      192,465              --
                                         1999        $ 71,615         --      164,970              --
                                        6/30/02      $ 82,000         --      206,213              --
Shu-Tung Li, Ph.D.(1)................    2001        $135,000         --           --              --
  SVP, Research & Development            2000        $138,750         --           --              --
                                         1999        $158,250         --      508,658              --
                                        6/30/02      $ 67,500         --           --              --
William Rodkey, D.V.M.(1)............    2001        $142,658         --           --              --
  VP, Scientific Affairs                 2000        $132,500         --      274,950              --
                                         1999        $129,437         --           --              --
                                        6/30/02      $ 74,531         --       82,485              --
Brion Umidi(1).......................    2001              --         --           --              --
  SVP, Chief Financial Officer           2000              --         --           --              --
                                         1999              --         --           --              --
                                        6/30/02            --         --           --              --

---------------
(1) During the periods covered Messrs. Bisbee, Dichiara, Li and Rodkey were employees of ReGen.

(2) Mr. Umidi's employment began on July 15, 2002.

                                 OPTION GRANTS

     The following table shows information with respect to grants of options to the indicated executive officers for the fiscal year ended December 31, 2001 and the fiscal period ended June 30, 2002.

                                                                                                           POTENTIAL
                                                                                                           REALIZABLE
                                                     INDIVIDUAL GRANTS                                  VALUE AT ASSUMED
                                                 --------------------------                             ANNUAL RATES OF
                                                 NUMBER OF     PERCENT OF                                 STOCK PRICE
                                                 SECURITIES   TOTAL OPTIONS                             APPRECIATION FOR
                                                 UNDERLYING    GRANTED TO     EXERCISE                   OPTION TERM(1)
                                FISCAL YEAR OR    OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   ------------------
NAME                             PERIOD ENDED     GRANTED        PERIOD       ($/SH)(2)      DATE        5%        10%
----                            --------------   ----------   -------------   ---------   ----------   -------   --------
Gerald E. Bisbee, Jr. Ph.D.(3)       2001              --            --            --         --            --         --
                                  6/30/2002            --            --            --         --            --         --
John Dichiara(3)                     2001         192,465         82.35%        $0.53     06/29/2011   $63,833   $161,765
                                  6/30/2002       206,213         18.52%        $0.13     06/04/2012   $16,508   $ 41,836
Shu-Tung Li, Ph.D.(3)                2001              --            --            --         --            --         --
                                  6/30/2002            --            --            --         --            --         --
William Rodkey, D.V.M.(3)            2001              --            --            --         --            --         --
                                  6/30/2002        82,485          7.41%        $0.13     06/04/2012   $ 6,603   $ 16,734
Brion Umidi(4)                       2001              --            --            --         --            --         --
                                  6/30/2002            --            --            --         --            --         --

---------------
(1) Amounts reflect certain assumed rates of appreciation set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock options exercised will depend on future performance of our common stock. No assurance can be given that the amounts reflected in these columns will be achieved.

(2) These options were granted by ReGen at less than fair market value on the date of grant.

(3) During the periods covered, Messrs. Bisbec, Dichiara, Li and Rodkey were employed by ReGen.

(4) Mr. Umidi's employment began on July 15, 2002.

            AGGREGATE OPTION EXERCISES AND PERIOD-END OPTION VALUES

     The following table provides information regarding stock options held by the indicated executive officers as of December 31, 2001 and the fiscal period ended June 30, 2002.

                                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                NUMBER OF                   OPTIONS AT END OF           AT END OF FISCAL YEAR
                                                 SHARES                   FISCAL YEAR OR PERIOD            OR PERIOD($)(1)
                              FISCAL YEAR OR   ACQUIRED ON    VALUE    ---------------------------   ---------------------------
                               PERIOD ENDED     EXERCISE     REALIZED  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                              --------------   -----------   --------  -----------   -------------   -----------   -------------
Gerald E. Bisbee, Jr.,
  Ph.D.(2)                       2001                 --           --   1,303,441      1,521,495            --                --
                               6/30/2002              --           --   2,762,063             --            --                --
John Dichiara(2)                 2001                 --           --     123,136        261,794            --                --
                               6/30/2002              --           --     756,113             --       $30,900                --
Shu-Tung Li, Ph.D.(2)            2001                 --           --     634,035        259,553            --                --
                               6/30/2002              --           --   1,168,538             --       $46,192                --
William Rodkey, D.V.M.(2)        2001                 --           --     178,718        248,780            --                --
                               6/30/2002              --           --     509,983             --       $12,400                --
Brion Umidi(3)                   2001                 --           --          --             --            --                --
                               6/30/2002              --           --          --             --            --                --

---------------

(1) Value is calculated by subtracting the exercise price per share from the last reported market price at December 31, 2001 or June 30, 2002 and multiplying the result by the number of shares subject to the option. The market price at December 31, 2001 was lower than the exercise price of all of the exercisable and unexercisable shares.

(2) During the periods covered, Messrs. Bisbee, Dichiara, Li and Rodkey were employed by ReGen.

(3) Mr. Umidi's employment began on July 15, 2002.

EXECUTIVE EMPLOYMENT CONTRACTS

     In September 1998 we entered into an employment agreement with Karen C. Miller naming her as Vice President, Finance and Chief Financial Officer. The term of the agreement began on October 1, 1998 and was renewed on July 28, 2000 to extend the term of employment to October 1, 2002. In February 2001 we entered into a letter agreement with Ms. Miller providing that in the event of her termination for any reason or her resignation on June 30, 2001, we would pay her salary plus benefits for a period of nine months after her termination plus a prorated amount of her bonus. Ms. Miller's employment was terminated as of June 30, 2001 and Ms. Miller received compensation in accordance with the terms of the letter agreement.

     In April 1998 we entered into an employment agreement with Violet Shaffer naming her as Vice President, Marketing. The original term of employment (effective as January 1, 1998) ended December 31, 1998. In September 2000 we entered into a subsequent employment agreement with Ms. Shaffer naming her as Chief Operating Officer. In December of 2001 the Board elected Ms. Shaffer President and Chief Operating Officer effective January 1, 2001. On July 3, we completed the sale of our APACHE Clinical Outcomes business to Cerner Corporation. As part of that sale, Ms. Shaffer's employment was terminated and she became employed by Cerner as of July 3, 2001.

     We are currently negotiating the terms and conditions of an employment agreement with Mr. Brion Umidi, our Chief Financial Officer.

                 REPORT OF THE BOARD ON EXECUTIVE COMPENSATION

     The following report of the Board shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by Aros under the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Board is responsible for reviewing our executive compensation program and policies each year and determining the compensation of our executive officers.

     Our compensation program and policies are designed to help us attract, motivate and retain individuals of outstanding ability in key positions in order to maximize return to stockholders. The primary objectives of our executive compensation program are to:

     - provide total compensation opportunities that are competitive with opportunities provided to executives of comparable companies at comparable levels of performance;

     - ensure that our executives' total compensation levels vary based on both our short-term financial performance and growth in stockholder value over time;

     - focus and motivate executives on the achievement of defined objectives;
       and

     - reward executives in accordance with their relative contributions to achieving strategic milestones and upholding key mission-related objectives.

     In designing and administering its executive compensation program, we attempt to strike an appropriate balance among these objectives.

     The Board will annually revisit the manner in which it implements our compensation policies in connection with executive staff. As we move in a new business direction, the Board will undertake a review of all of our compensation policies relevant to new comparison groups and, over the next 12 to 18 months will focus on developing compensation policies appropriate to the new industry. However, our policies will continue to be designed to align the interests of our executives and senior staff with the long-term interests of the stockholders.

     Our executive compensation programs, which include no special perquisites, consist of three principal elements: base salary, short-term incentive cash payments and long-term stock options, each of which is discussed below.

BASE COMPENSATION

     Individual adjustments have been determined within the total executive compensation budget as approved by the Board and are based upon individual achievement and contribution. Salary decisions have been made as part of our structured annual review process and upon the recommendation to the Board by the Chief Executive Officer.

SHORT-TERM INCENTIVE COMPENSATION

     Our compensation philosophy has emphasized incentive pay (on a limited basis) to leverage both individual and organizational performance and to raise our total compensation position in the marketplace. Our short-term incentive compensation program rewards executives for accomplishing primarily quarterly, operational and individual objectives. The program provides varied award opportunities that correspond to each participant's level of responsibility and influence on strategic initiatives and our operations.

LONG-TERM INCENTIVE COMPENSATION

     We designed the Employee Stock Option Plan to reward employees for long-term growth consistent with stockholder return. In 1999, our stockholders approved an increase in the number of shares authorized under the plan by 500,000 shares, bringing the number of authorized shares to 2,700,000. The ultimate value of the long-term incentive compensation awards is dependent on the actual performance of our stock price over time.

     During the year 2001, 27 employees of Aros received a total of 94,500 stock options at $0.31 per share. All such grants were subject to the terms of the Employee Stock Option Plan.

     In addition, four executives received stock options totaling 308,708 shares at prices ranging from $0.16 to $0.53 per share.

     At the annual meeting you will be asked to approve amendments to both the Employee Stock Option Plan and the Non-Employee Director Stock Option Plan. The proposed amendments will, among other things, increase the number of shares authorized to be granted under the plans. Please refer to the disclosure which accompanies Proposal 4 and Proposal 5 for more information.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     At the time of the merger, Gerald E. Bisbee, Jr., Ph.D. became our President and Chief Executive Officer. Dr. Bisbee will continue to serve as our Chairman, President and Chief Executive Officer. In September 1998 ReGen entered into an employment agreement with Dr. Bisbee which provides for consecutive one year terms of employment which may be terminated by either party with 90 days prior written notice. According to the terms of the employment agreement, we will pay Dr. Bisbee a base salary of $275,000 per year and the Compensation Committee of the Board will annually review the base salary amount. Dr. Bisbee is also eligible, based on achievement of certain performance objectives, to receive an annual bonus of up to 25% of his base salary amount and is entitled to severance pay equal to 12 months salary plus benefits.

COMPENSATION DEDUCTIBILITY

     Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of the corporation. This provision excludes certain forms of "performance based compensation" from the compensation taken into account for purposes of the limit. The Board believes that it has structured its current compensation programs in a manner to allow us to fully deduct executive compensation under Section 162(m) of the Internal Revenue Code. The Board will continue to assess the impact of Section 162(m) of the Internal Revenue Code on its compensation practices and determine what further action, if any, is appropriate.

                                          The Board
                                          /s/ Gerald E. Bisbee, Jr., Ph.D.,
                                          Chairman
                                          --------------------------------------
                                          /s/ Alan W. Baldwin
                                          --------------------------------------
                                          /s/ William R. Lewis(1)
                                          --------------------------------------

---------------
(1) Mr. Lewis resigned from the Board effective June 21, 2002 in connection with the merger.

                         REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by Aros under the Securities Act or the Exchange Act.

     In accordance with a written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of Aros' financial reporting processes.

     Review and Discussions with Management. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2001 with our management.

     Review and Discussion with Independent Public Accountants. The Audit Committee has discussed with Ernst & Young LLP, our independent public accountants, the matters required to be disclosed by SAS 61, as amended (Codification of Statements on Accounting Standards), which includes, among other items, matters related to the conduct of the audit of our financial statements.

     The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, as amended (which relates to the accountant's independence from us and our related entities), and has discussed with Ernst & Young LLP their independence from us.

     Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          The Audit Committee

                                          /s/ Alan W. Baldwin
                                          --------------------------------------
                                          /s/ William R. Lewis(1)
                                          --------------------------------------

---------------
(1) Mr. Lewis resigned from the Board effective June 21, 2002 in connection with the merger.

                   COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

     The comparisons on the following graph and table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock. The information contained in this table shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall it be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act.

     The following graph compares the cumulative total stockholder return on our common stock from June 28, 1996 through June 30, 2002, with the cumulative total return on the Nasdaq Stock Market -- U.S. index and the cumulative total return on the stock of a group of public companies in the healthcare information business. This peer group, which we selected, is comprised of: Cerner Corporation; Eclipsys Corporation; IDX Systems Corporation; Mediware Information Systems, Inc.; and Per-Se Technologies, Inc. Please note that prior peer group calculations disclosed in our proxy statements for the 2001 annual meeting included Vitalcom, Inc. Due to Vitalcom, Inc.'s discontinuance of its business we have omitted it from our peer group cumulative total return calculations. We did not pay any dividends during this period. The Nasdaq Stock Market -- U.S. index and the stock prices of the companies in the peer group are published daily.

     On July 3, 2001, we sold our APACHE Clinical Outcomes business, which comprised substantially all of our operating business, to Cerner Corporation for cash. As a result, beginning on July 3, 2001, the peer group became of limited relevance as we sought to enter a new line of business outside of our historical focus.

     The graph assumes an investment of $100 in each of Aros Corporation, the Nasdaq Stock Market -- U.S. index and the peer group on June 28, 1996. The comparison also assumes that all dividends are reinvested and that the peer group returns are weighted for market capitalization.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                            AMONG AROS CORPORATION,
            THE NASDAQ STOCK MARKET -- U.S. INDEX AND THE PEER GROUP
[LINE GRAPH]

                                                  AROS CORPORATION ($)            NASDAQ US ($)            PEER GROUP ONLY ($)
                                                  --------------------            -------------            -------------------
6/28/96                                                  100.00                      100.00                      100.00
1996                                                      87.24                      108.68                       41.87
1997                                                      10.46                      133.16                       43.12
1998                                                       3.06                      187.64                       55.41
1999                                                      11.74                      339.00                       42.98
2000                                                       1.27                      205.80                       67.25
2001                                                       0.65                      175.14                       76.42
2002                                                       2.53                      129.50                       76.93

                          JUNE 28,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                            1996         1996           1997           1998           1999           2000           2001
                          --------   ------------   ------------   ------------   ------------   ------------   ------------
Aros Corporation........  $100.00      $ 87.24        $ 10.46        $  3.06        $ 11.74        $  1.27        $  0.65
Nasdaq Stock Market
  U.S. Index............  $100.00      $108.68        $133.17        $187.64        $339.00        $205.81        $175.14
Peer Group..............  $100.00      $ 41.87        $ 42.59        $ 54.58        $ 42.47        $ 42.71        $ 42.77

                          JUNE 30,
                            2002
                          --------
Aros Corporation........  $  2.53
Nasdaq Stock Market
  U.S. Index............  $129.48
Peer Group..............  $ 42.78

                          REGEN STOCKHOLDERS AGREEMENT

     As part of the acquisition of ReGen, several of the former ReGen stockholders who held a majority of the ReGen shares entered into a stockholders agreement. Pursuant to the terms of the stockholders agreement the former ReGen stockholders agreed to vote their Aros shares in favor of various corporate actions that are to be presented to stockholders at our upcoming annual meeting with the exception of some of the amendments to the Employee Stock Option Plan and Non-Employee Director Stock Option Plan, which were not contemplated by the stockholders agreement.

     Because former ReGen stockholders currently hold approximately 80% of the issued and outstanding capital stock of our company, the parties to the stockholders agreement now represent a majority of the shares of our capital stock entitled to vote at the annual meeting. The parties to the stockholders agreement will, by virtue of their majority interest, be able to pass all of the proposals that are being submitted to the stockholders for a vote at the annual meeting.

     The following summary of the stockholders agreement outlines its substantive provisions.

     Voting. The parties to the stockholders agreement agreed to vote their Aros shares in favor of certain proposals that will govern the post-merger management of our company. The stockholders agreement requires the parties to vote their shares at a special or annual meeting of the stockholders or to execute a proxy to ensure that their shares are voted at such a meeting in the specified manner.

     Members of the Board. The parties to the stockholders agreement agreed to vote such that Aros maintains seven members of the Board of Directors. The seven directors are to be elected as follows:

     - The then-current Chief Executive Officer of Aros, who shall initially be Gerald E. Bisbee, Jr., Ph.D.;

     - Two (2) designees of Sanderling Ventures, one of whom shall initially be Dr. Robert G. McNeil;

     - One (1) designee of Centerpulse USA Holding Co. (formerly known as Sulzer Medica USA Holding Co.), who shall initially be Richard Fritschi;

     - One (1) designee of a majority of the members of the Board of Aros immediately prior to the effective time of the merger, who shall initially be Alan Baldwin; and

     - Two (2) designees of a majority of the foregoing members of the Board of Aros, one of whom shall initially be Dr. Richard Steadman.

     The stockholders agreement allows the removal of a director upon the request of the party who designated the director. If a director is removed in such a manner, resigns from our Board or otherwise ceases to be a director, the party who designated that director shall have the right to designate a new individual to serve as a director. The right to appoint replacement directors under the stockholders agreement does not, however, apply to a situation in which the director appointed by the members of our Board immediately prior to the merger completes that director's initial one-year term or otherwise ceases to be a director. At the conclusion of that director's one-year term or if a replacement is otherwise required, the nomination, election and qualification of individuals to fill that director position will be conducted in accordance with our certificate of incorporation, bylaws and applicable Delaware law.

     If a stockholder who is entitled to appoint a director pursuant to the stockholders agreement fails to designate a representative to fill a directorship, a person will be elected to fill the position in accordance with our certificate of incorporation, bylaws and applicable Delaware law.

     Increase in Authorized Shares. The parties to the stockholders agreement agreed to vote in favor of a proposal to increase the number of authorized shares of our common stock sufficient for the issuance of shares upon conversion of our Series A and Series B preferred stock and the exercise of all options and warrants assumed by our company during the merger.

     Amendment to Bylaws. The parties to the stockholders agreement agreed to vote in favor of any amendments to our company's bylaws that would be necessary to implement the terms of the merger.

     Stock Split. The parties to the stockholders agreement agreed to vote in favor of a reverse stock split to decrease the number of our company's authorized and outstanding shares of capital stock.

     Stock Option Plan Amendment. The parties to the stockholders agreement agreed to approve an amendment to our Employee Stock Option Plan to increase the number of shares available for issuance by 3,000,000.

     Corporate Name Change. The parties to the stockholders agreement agreed to approve a change of our corporate name and an accompanying change to our company's stock ticker symbol.

     Legend. The stock certificates that represent the shares held by the parties to the stockholders agreement will bear a legend on the certificates stating that the ability to vote the shares is subject to the restrictions outlined in the stockholders agreement.

     Transfer of Shares. If any parties to the stockholders agreement transfer any of their Aros shares, the party who receives the shares will be bound by all the terms of the stockholders agreement.

     Termination. The stockholders agreement will terminate automatically upon the earliest to occur of June 21, 2007, a change of control of our company, or the re-listing of our stock on a national securities exchange or Nasdaq. For purposes of termination of the stockholders' agreement, a change of control of the company means a merger or consolidation of our company wherein there is a change in ownership of a majority of our company's capital stock; a sale or transfer of substantially all of our assets; a sale by the stockholders of our company to any non-affiliate of a majority of our shares; or a liquidation or dissolution of our company.

     Amendment. The stockholders agreement may be amended by the mutual agreement of our company and the holders of a majority of the outstanding shares of our company at the time of the proposed amendment.

        RATIFICATION OF PROPOSAL TO AMEND OUR EMPLOYEE STOCK OPTION PLAN

                                  (PROPOSAL 5)

     Our Board has adopted, and recommends to the stockholders for approval, the amendment of our Employee Stock Option Plan to include non-employee directors, ensure that stock option grants awarded after stockholder approval receive protection under Section 162(m) of the Internal Revenue Code, and increase the number of shares reserved for issuance under the Employee Stock Option Plan by 3,000,000 shares from 2,700,000 to 5,700,000 shares.

     The Board has recommended including non-employee directors as eligible grantees under the Employee Stock Option Plan in order to enable the Board to grant Mr. Richard Steadman, one of our nominees for director, 1,350,000 stock options under the Employee Stock Option Plan effective July 19, 2002.

     The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the amendment to the Employee Stock Option Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered "shares present" for voting purposes.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL TO AMEND AND RESTATE THE EMPLOYEE STOCK OPTION PLAN.

SUMMARY OF THE EMPLOYEE STOCK OPTION PLAN

     The following summary of the material provisions of the Employee Stock Option Plan reflects the amendment proposed for approval by the stockholders at the Annual Meeting. We encourage you to review the complete text of the Employee Stock Option Plan attached as Appendix B to this proxy statement. Subject to stockholder approval of the Employee Plan, we intend to file a registration statement on Form S-8 under the Securities Act, covering the additional 3,000,000 shares of common stock issuable under the Employee Plan.

     General. The Employee Plan as adopted by the Board and approved by our stockholders became effective as of November 8, 1990 and was amended and restated effective as of April 1, 1996, May 1, 1997, December 31, 1997, February 23, 1998, January 1, 1999, April 5, 2001 and, contingent upon stockholder approval, June 21, 2002. The purpose of the Employee Plan is to enable us to attract, retain and reward qualified corporate officers, managerial and other significant employees and non-employees by offering them an opportunity to have a greater proprietary interest in and a closer identity with us and our financial success.

     Eligibility. Options may be granted under the Employee Plan to any employee of the company and any non-employee who is a director, consultant or advisor to the company.

     Administration. The Employee Plan will be administered by a committee composed solely of two or more non-employee directors as defined in Rule 16b-3(b)(3) under the Exchange Act who also qualify as "outside directors" as defined in Treasury Regulation sec.1.162-27(3). Members of the committee shall be designated by the Board. The committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Employee Plan.

     The committee shall have the authority to approve individuals for participation in this plan, construe and interpret the plan and to establish, amend or waive rules and regulations for its administration. Subject to the limitations of the express provisions of the Employee Plan, options may be subject to such provisions as the committee may deem advisable, and may be amended by the committee from time to time. No amendment, however, may adversely affect the rights of the holder of an option without such holder's consent.

     No member of the committee shall be liable for any action or determination made in good faith with respect to the Employee Plan or any option awarded under it. To the maximum extent permitted by applicable law, we shall indemnify and hold harmless each member of the committee against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with our approval) arising out of any act or omission to act in connection with the Employee Plan, unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under our by-laws.

     Shares subject to the Employee Plan. Pursuant to the Employee Plan as it became effective on April 5, 2001, the aggregate shares of common stock that may be issued under the plan shall not exceed 2,700,000, as adjusted, in accordance with the caption "Adjustment Provisions" set forth below. A description of the Board's proposal to increase the number of reserved shares to 5,700,000 shares is included under the caption "Increase Number of Shares Reserved for Issuance" set forth below. As of June 30, 2002, options on 148,112 shares of common stock were outstanding under the Employee Plan.

     If any option granted under the Employee Plan should lapse, expire, terminate, be forfeited or be cancelled without the issuance of shares, the common stock subject to or reserved for such option may be used again for new grants of options under the plan. However, the number of shares of common stock issued under the plan may never exceed the total number of shares reserved for issuance. Any shares of common stock withheld or surrendered to pay withholding taxes, or withheld or surrendered in full or partial payment of the exercise price of an option as permitted under the terms of the Employee Plan shall be added to the aggregate shares of common stock available for issuance.

     Adjustment Provisions. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, a merger, a sale of assets or any such similar event, the committee shall adjust equitably:

     - the number and class of shares or other securities that are reserved for issuance under the Employee Plan;

     - the number and class of shares or other securities that are subject to outstanding options; and

     - the appropriate fair market value (as defined in the Employee Plan) and other price determinations applicable to options pursuant to the terms set forth in the plan.

     Terms and Conditions. Each option granted under the Employee Plan shall be evidenced by an agreement in a form approved by the committee. Each option shall be subject to the following terms and conditions, and to such other terms and conditions as the committee may deem appropriate that are not inconsistent with the provisions of the plan.

     Timing of Option Grants and Number of Underlying Shares. Options shall be granted to such participants as the committee may designate, at such times as the committee may determine. Each option agreement shall designate the number of shares of common stock underlying the options to which the agreement pertains.

     Exercise Price. The per share exercise price of each option granted under the plan shall be at least the fair market value per share of common stock for incentive shares, 110% of the fair market value in the case of 10% stockholders, and otherwise as determined by the committee, at the date the option is granted.

     Vesting of Options. Each option agreement shall specify the manner in which the option shall vest.

     Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. In the case of incentive share options, the period will not exceed ten years, or five years in the case of 10% stockholders.

     Payment. The exercise price of an option shall be paid in full at the time of exercise:

     - in cash;

     - through the surrender of previously-acquired shares of common stock having a fair market value equal to the exercise price of the option. This method of payment may only be used if the previously acquired shares have been held by the participant for at least six months, unless the committee in its discretion permits the use of shares held less than six months;

     - through our withholding (at the election of the participant) of shares of common stock having a fair market value equal to the exercise price, provided that the participant attests that he or she holds an equivalent number of previously acquired shares and has held them for at least six months;

     - through our withholding (in the discretion of the committee) of shares of common stock having a fair market value equal to the exercise price; or

     - by a combination of the above.

     Termination of Options Upon Termination Due to Disability or Death. Upon the termination of employment of an employee participant or upon the termination of the consulting or advisor relationship of a non-employee participant by reason of disability (as defined in Section 22(e)(3) of the Internal Revenue
Code) or death, such participant's options shall become or remain fully vested and shall be exercisable by such participant (or in the case of death by his or her estate) until not later than the earlier of one year after the termination date or the expiration of the term of the options.

     Termination of Options Upon Termination Other than for Cause. Upon the termination of an employee participant's employment or upon the termination of the consulting or advisor relationship of a non-employee participant for any reason other than for cause, disability or death, such participant's options (to the extent vested prior to such termination) may be exercised by such participant during the 90 day period commencing on the date of termination, but not later than the expiration of the term of the options. If a participant dies during such 90 day period, his or her estate may exercise the options (to the extent such options were vested and exercisable prior to death), but not later than the earlier of one year after the date of death or the expiration of the term of the options.

     Termination of Options Upon Termination for Cause. Upon termination of an employee participant's employment for cause, the participant's right to exercise his or her options shall terminate at the time we give notice of termination to such participant. "Cause" is defined to include:

     - the commission of an action against or in derogation of our interests which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

     - a material breach of any material duty or obligation we impose upon the participant;

     - divulging our confidential information; or

     - the performance of any similar action that the committee, in its sole discretion, may deem to be sufficiently injurious to our interests so as to constitute substantial cause for termination.

     Term of Plan. The Employee Plan shall continue until June 20, 2012, until terminated by the Board or until no shares of common stock remains available for grant under the plan, whichever occurs first.

     Change in Control. In the event of a change in control, all outstanding options shall fully vest in each participant.

     Nontransferability. During the lifetime of a participant, any option granted to him or her shall be exercisable only by him or her, by his or her guardian or legal representative. No option shall be assignable or transferable, except by will or by laws of descent and distribution, and no option shall be subjected to any encumbrance, pledge or charge of any nature, unless otherwise determined by the committee in its discretion, in the case of options other than incentive stock options.

     Amendment or Discontinuance of the Plan. The Board, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Employee Plan or any option granted under it or may at any time terminate the plan. However, the Board may not take any action that would cause the plan to fail to comply with Rule 16b-3 of the Exchange Act or any other applicable law or exchange requirements. No such action shall materially and adversely affect any outstanding options without consent of the respective participants.

     Withholding of Taxes. We may withhold, or allow a participant to remit to us, any federal, state or local taxes required by law to be withheld with respect to any event giving rise to income tax liability with respect to an option. In order to satisfy all or any portion of our withholding tax liability, a participant may elect to surrender common stock that would otherwise have been issued to the participant pursuant to the exercise of an option, provided that the number of shares of such withheld or surrendered common stock cannot exceed the amount necessary to satisfy our minimum withholding liability.

     Outstanding Options. The number of shares acquirable pursuant to stock options that will be awarded under the Employee Plan is not currently determinable. As of December 31, 2001, options to purchase an aggregate of 5,197,027 shares had been granted under the plan. As of June 30, 2002, options to purchase 148,112 shares of common stock were outstanding under the Employee Plan. Pursuant to the Employee Plan, options to purchase 4,936,243 shares originally granted under the plan have expired.

     Increase Number of Shares Reserved for Issuance. As of June 30, 2002, 2,459,216 shares were available for future awards. The Board has adopted, subject to stockholder approval, a proposal that the plan be amended to increase the aggregate number of shares of common stock that may be issued under the plan by 3,000,000 shares from 2,700,000 to 5,700,000 shares thereby assuring that sufficient shares are available for future grants.

     If the Board's proposal is approved by stockholders, the Employee Stock Option Plan of Aros will be amended and restated effective June 21, 2002.

                       RATIFICATION OF PROPOSAL TO AMEND
                  OUR NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                  (PROPOSAL 6)

     Our Board has adopted, and recommends to the stockholders for approval, the amendment of our Non-Employee Director Stock Option Plan to increase the number of shares reserved for issuance under the Non-Employee Director Stock Option Plan by 1,000,000 shares from 70,000 to 1,070,000 shares and to provide for annual grants to each non-employee director of options to purchase 20,000 shares of our common stock per year.

     The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the amendment to the Non-Employee Director Stock Option Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered "shares present" for voting purposes.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL TO AMEND AND RESTATE THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

SUMMARY OF THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The following summary of the material provisions of the Non-Employee Director Stock Option Plan reflects the amendment proposed for approval by the stockholders at the annual meeting. Subject to stockholder approval of the Non-Employee Director Stock Option Plan, we intend to file a registration statement on Form S-8 under the Securities Act, covering the additional 1,000,000 shares of common stock issuable under the plan.

     General. The Non-Employee Director Stock Option Plan as adopted by the Board and approved by our stockholders became effective as of April 1, 1996, was amended effective December 9, 2000 and was later amended and restated effective April 5, 2001. The purpose of the Non-Employee Director Stock Option Plan is to enable us to attract, retain and reward qualified non-employees directors by offering them an opportunity to have a greater proprietary interest in and a closer identity with us and our financial success.

     Eligibility. Options shall be granted under the Non-Employee Director Stock Option Plan solely to individuals who are non-employee members of the Board on the date of grant. The term "non-employee directors" shall have the meaning ascribed to it in Rule 16b-3(b)(3) of the Exchange Act. As of June 30, 2002, we had three non-employee members of the Board eligible to participate in the plan.

     Administration. The Non-Employee Director Stock Option Plan will be administered by a committee composed of the Chairman of the Board and any employee members of the Board that the Chairman appoints. The committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Non-Employee Director Stock Option Plan.

     The committee shall have the authority to construe and interpret the Non-Employee Director Stock Option Plan and to establish, amend or waive rules and regulations for its administration. Subject to the limitations of the express provisions of the Non-Employee Director Stock Option Plan, options may be subject to such provisions as the committee may deem advisable, and may be amended by the committee from time to time. No amendment, however, may adversely affect the rights of the holder of an option without such holder's consent.

     No member of the committee shall be liable for any action or determination made in good faith with respect to the Non-Employee Director Stock Option Plan or any option awarded under it. To the maximum extent permitted by applicable law, we shall indemnify and hold harmless each member of the committee against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with our approval) arising out of any act or omission to act in connection with the Non-Employee Director Stock Option Plan, unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under our by-laws.

     Shares subject to the Non-Employee Director Stock Option Plan. Pursuant to the Non-Employee Director Stock Option Plan as it became effective on April 5, 2001, the aggregate shares of common stock that may be issued under the plan shall not exceed 70,000, as adjusted in accordance with the caption "Adjustment Provisions" set forth below. A description of the Board's proposal to increase the number of reserved shares to 1,070,000 shares is included under the caption "Increase Number of Shares Reserved for Issuance" set forth below. As of June 30, 2002, options on 17,500 shares of common stock were outstanding under the Non-Employee Director Stock Option Plan. If any option granted under the Non-Employee Director Stock Option Plan should lapse, expire, terminate, be forfeited or be cancelled without the issuance of shares, the common stock subject to or reserved for such option may be used again for new grants of options under the plan. However, the number of shares of common stock issued under the plan may never exceed the total number of shares reserved for issuance. Any shares of common stock withheld or surrendered to pay withholding taxes, or withheld or surrendered in full or partial payment of the exercise price of an option as permitted under the terms of the Non-Employee Director Stock Option Plan shall be added to the aggregate shares of common stock available for issuance.

     Adjustment Provisions. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, a merger, a sale of assets or any such similar event, the committee shall adjust equitably:

     - the number and class of shares or other securities that are reserved for issuance under the Non-Employee Director Stock Option Plan;

     - the number and class of shares or other securities that are subject to outstanding options; and

     - the appropriate fair market value (as defined in the Non-Employee Director Stock Option Plan) and other price determinations applicable to options pursuant to the terms set forth in the plan.

     Terms and Conditions. Each option granted under the Non-Employee Director Stock Option Plan shall be evidenced by an agreement in a form approved by the committee. Each option shall be subject to the following terms and conditions, and to such other terms and conditions as the committee may deem appropriate that are not inconsistent with the provisions of the plan.

     Timing of Option Grants and Number of Underlying Shares. Each non-employee director shall receive options to purchase 20,000 shares of common stock on January 1 of each calendar year.

     Exercise Price. The per share exercise price of each option granted under the plan shall be 100% of the fair market value per share of common stock at the date the option is granted.

     Vesting of Options. Except as set forth in each option agreement, each option granted under the Non-Employee Director Stock Option Plan shall become fully vested and exercisable on December 31 immediately following the option grant date.

     Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period.

     Payment. The exercise price of an option shall be paid in full at the time of exercise:

     - in cash;

     - through the surrender of previously-acquired shares of common stock having a fair market value equal to the exercise price of the option. This method of payment may only be used if the previously acquired shares have been held by the participant for at least six months, unless the Board in its discretion permits the use of shares held less than six months;

     - through our withholding (at the election of the participant) of shares of common stock having a fair market value equal to the exercise price, provided that the participant attests that he or she holds an equivalent number of previously acquired shares and has held them for at least six months;

     - through our withholding (in the discretion of the committee) of shares of common stock having a fair market value equal to the exercise price; or

     - by a combination of the above.

     Termination of Options Upon Termination Due to Disability or Death. Upon the termination of a participant's membership on the Board by reason of disability (as defined in Section 22(e)(3) of the Internal Revenue Code) or death, such participant's options shall become or remain fully vested and shall be exercisable by such participant (or in the case of death by his or her estate) until not later than the earlier of one year after the termination date or the expiration of the term of the options.

     Termination of Options Upon Termination Other than for Cause. Except as otherwise determined by the committee and set forth in the option agreement, upon the termination of a participant's membership on the Board or for any reason other than for cause, disability or death, such participant's options (to the extent vested prior to such termination) may be exercised by such participant during the six-month period commencing on the date of termination, but not later than the expiration of the term of the options. If a participant dies during such six-month period, his or her estate may exercise the options (to the extent such options were vested and exercisable prior to death), but not later than the earlier of one year after the date of death or the expiration of the term of the options.

     Termination of Options Upon Termination for Cause. Upon termination of a participant's membership on the Board for cause, the Participant's right to exercise his or her options shall terminate at the time we give notice of termination to such participant. "Cause" is defined to include:

     - the commission of an action against or in derogation of our interests which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

     - a material breach of any material duty or obligation we impose upon the participant;

     - divulging our confidential information; or

     - the performance of any similar action that the committee, in its sole discretion, may deem to be sufficiently injurious to our interests so as to constitute substantial cause for termination.

     Term of Plan. The Non-Employee Director Stock Option Plan shall continue until terminated by the Board or until no shares of common stock remain available for grant under the plan, whichever occurs first.

     Change in Control. In the event of a change in control, all outstanding options shall fully vest in each participant.

     Nontransferability. During the lifetime of a participant, any option granted to him or her shall be exercisable only by him or her, by his or her guardian or legal representative. No option shall be assignable or transferable, except by will or by laws of descent and distribution, and no option shall be subjected to any encumbrance, pledge or charge of any nature.

     Amendment or Discontinuance of the Plan. The Board, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Non-Employee Director Stock Option Plan or any option granted under it or may at any time terminate the plan. However, the Board may not take any action that would cause the plan to fail to comply with Rule 16b-3 of the Exchange Act or any other applicable law or exchange requirements. No such action shall materially and adversely affect any outstanding options without consent of the respective participants.

     Outstanding Options. The number of shares acquirable pursuant to stock options that will be awarded to our non-employee directors under the Non-Employee Director Stock Option Plan is not currently determinable. As of June 30, 2002, options to purchase an aggregate of 67,500 shares had been granted under the plan to our non-employee directors. During 2001 and the six months ended June 30, 2002 a total of 10,000 shares were granted to our non-employee directors including 2,500 to each of William R. Lewis and Alan W. Baldwin on January 2, 2001 and 2,500 to each of Mr. Lewis and Mr. Baldwin on January 1, 2002.

     As of June 30, 2002, options to purchase 17,500 shares of common stock were outstanding under the Non-Employee Director Stock Option Plan. Pursuant to the Non-Employee Director Stock Option Plan, options to purchase 50,000 shares originally granted under the plan have expired.

     Increase Number of Shares Reserved for Issuance. As of June 30, 2002, 52,500 shares were available for future awards. The Board has adopted, subject to stockholder approval, a proposal that the plan be amended to increase the aggregate number of shares of common stock that may be issued under the plan by 1,000,000 shares from 70,000 to 1,070,000 shares thereby assuring that sufficient shares are available for future grants.

     If the Board's proposal is approved by the stockholders, the Employee Stock Option Plan of Aros Corporation will be amended effective October 1, 2002.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                  (PROPOSAL 7)

INDEPENDENT ACCOUNTANTS FOR 2002

     The Board, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP to audit our accounts for the fiscal year ending December 31, 2002. Ernst & Young has reported that none of its members has any direct financial interest or material indirect financial interest in us. Currently, our Audit Committee is composed of Messrs. Baldwin, Fritschi and Dr. McNeil and has responsibility for recommending the selection of auditors.

     The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is necessary to ratify the Board's selection of Ernst & Young LLP to audit our accounts for the fiscal year ending December 31, 2002. Abstentions will be treated as votes against the proposal and broker non-votes will have no effect on the voting results. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders. These representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Fiscal 2001 Audit Firm Fee Summary. During fiscal year 2001, we retained our principal auditor, Ernst & Young LLP, to provide services in the following categories and amounts:

Audit Fees..................................................   $ 55,000
Audit-Related Services Fees(1)..............................   $ 56,600
Non-audit Related Services Fees(2)..........................   $ 28,600
                                                               --------
Total Fees..................................................   $140,200
                                                               ========

---------------

(1) Audit-related services generally include fees for Securities and Exchange Commission registration statements and quarterly reviews.

(2) Non-audit related services fees generally include fees for tax preparation services.

     The Audit Committee has determined that the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

                      DEADLINE FOR STOCKHOLDERS PROPOSALS

     Proposals of stockholders intended for inclusion in our proxy statement relating to the 2003 Annual Meeting must be received at our offices (addressed to the attention of the Corporate Secretary) not later than January 7, 2003. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the

Securities and Exchange Commission. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Any stockholder proposal not included in the proxy materials we disseminate for our 2003 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the proposal is received after March 24, 2003. Management proxies will be authorized to exercise discretionary authority with respect to any stockholder proposal not included in our proxy materials unless (a) we receive notice of such proposal by March 24, 2003 and
(b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.

                             ADDITIONAL INFORMATION

     Management knows of no matters that are to be presented for action at the annual meeting other than those set forth above. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

     We will bear the expenses in connection with the solicitation of proxies. Solicitation will be made by mail, but may also be made by telephone, personal interview, facsimile or personal calls by our officers, directors or employees who will not be specially compensated for such solicitation. We may request brokerage houses and other nominees or fiduciaries to forward copies of our proxy statement, Form 10-K/A, Form 10-Q/A and 8-K/A to beneficial owners of common stock held in their names and we may reimburse them for reasonable out-of-pocket expenses incurred in doing so.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, officers and certain persons who own more than 10% of our common stock to file with the Securities and Exchange Commission reports concerning their beneficial ownership of our equity securities. These persons are required to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on our review of the copies of such forms received by us from our directors, officers and greater than 10% beneficial owners, some of these reports were filed on an untimely basis. We believe that all directors and officers of Aros subject to
Section 16(a) reporting are current in their reporting obligations thereunder.

                                          By Order of the Board,

                                          /s/ GERALD E. BISBEE, JR., PH.D.
                                          --------------------------------------
                                          GERALD E. BISBEE, JR., PH.D.
                                          Chairman and Chief Executive Officer

Arnold, Maryland
September 11, 2002

                                                                      APPENDIX A

                                    CHARTER
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                              OF AROS CORPORATION

I.  PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring: the integrity of the financial reports and other financial information of the Corporation, compliance by the Corporation with legal and regulatory requirements; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the independence and performance of the Corporation's internal and external auditors and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system;

     - Review and appraise the audit efforts and independence of the Corporation's accountants;

     - Review and appraise the efforts and effectiveness of the Corporation's internal auditing efforts; and

     - Provide an avenue of communication among the auditors, financial and senior management, the internal auditing function and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV, of this Charter.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors. An independent director is a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing function and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with IV.4. below.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

     - Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

     - Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements;

     - Review significant financial reporting issues and judgments made by management and the auditors in connection with the preparation of the Corporation's financial statements, including an analysis of the effect of alternative GAAP methods on the Corporation's financial statements and a description of any transactions as to which management obtained SAS 50 letters.

     - Review with management and the auditors the Corporation's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the auditors' reviews of the quarterly reports;

     - Review major changes to the Corporation's auditing and accounting principles and practices as suggested by the auditors, management or internal auditors;

     - Recommend to the Board the appointment of the auditors, which firm is ultimately accountable to the Audit Committee and the Board;

     - Approve the fees to be paid to the auditors for audit service;

     - Approve the retention of the auditors for any non-audit service and the fee for such service;

     - Receive periodic reports from the auditors regarding the auditor's independence, discuss such reports with the auditors, consider whether the provision of non-audit services is compatible with maintaining the auditors' independence and, if so, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors;

     - Review with management and the auditors any correspondence with regulators or government agencies and any employee complaints or published reports which raise material issues regarding the Corporation's financial statements or accounting policies; and

     - Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's code of conduct;

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the auditors or to assure compliance with laws and regulations and the Corporation's code of conduct.

                                                                      APPENDIX B

                                AROS CORPORATION

                           EMPLOYEE STOCK OPTION PLAN
                 (AMENDED AND RESTATED EFFECTIVE JUNE 21, 2002)

     SECTION 1.  Purpose.

     The purpose of the Plan, as hereinafter set forth, is to enable the Company to attract, retain and reward corporate officers, managerial and other significant employees, and non-employees who have an ongoing consultant or advisor relationship with the Company, by offering such individuals an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success.

     Options granted under this Plan may be Incentive Stock Options or Nonqualified Stock Options. However, Incentive Stock Options may only be granted to employees of the Company.

     SECTION 2.  Definitions.

     BOARD:  The Board of Directors of the Company.

     CHANGE IN CONTROL: The purchase or other acquisition by any person, entity or group of persons, within the meaning of Sections 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 30% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities; a liquidation or dissolution of the Company; or of the sale of all or substantially all of the Company's assets.

     CODE:  The Internal Revenue Code of 1986, as amended from time to time.

     COMMITTEE: The Compensation Committee of the Board (or subcommittee thereof) or such other committee (or subcommittee thereof) as shall be appointed by the Board to administer the Plan pursuant to Section 3.

     COMMON STOCK: The common stock, $0.01 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.

     COMPANY: AROS CORPORATION, a Delaware corporation, its subsidiary or subsidiaries, and any successor thereto.

     DISABLED OR DISABILITY:  Permanent and total disability, as defined in Code
Section 22(e)(3). A Participant shall not be considered Disabled unless the Committee determines that the Disability arose prior to such Participant's termination of employment or, in the case of a non-employee Participant, prior to the termination of the consulting or advisor relationship between such Participant and the Company.

     EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

     FAIR MARKET VALUE: The amount determined by the Committee from time to time, using such good faith valuation methods as it deems appropriate, except that as long as the Common Stock is traded on NASDAQ or a recognized stock exchange, it shall mean the average of the highest and lowest quoted selling prices for the shares on the relevant date, or, if there were no sales on such date, the weighted average of the means between the highest and the lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as prescribed by Treasury Regulation Section 20.2031-2(b)(2), as reported in the Wall Street Journal or a similar publication selected by the Committee.

     INCENTIVE STOCK OPTION: An Option that is intended to qualify as an "incentive stock option" under Code Section 422.

     NONQUALIFIED STOCK OPTION:  An Option that is not an Incentive Stock
Option.

     OPTION: An option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

     PARTICIPANT: An employee of the Company (including any employee who is a member of the Board) or any non-employee consultant or advisor to the Company (including non-employee members of the Board) whose participation in the Plan is determined by the Committee to be in the best interest of the Company.

     PLAN: The AROS CORPORATION Employee Stock Option Plan, as amended from time to time.

     SECTION 3.  Administration.

     (a) COMMITTEE. The Plan shall be administered by the Committee. To the extent required to comply with the relevant provisions of Rule 16b-3 under the Exchange Act, the Committee shall be solely comprised of two (2) or more "non-employee directors," as defined in Rule 16b-3(b)(3) or in any successor definition adopted by the Securities and Exchange Commission, who also qualify as "outside directors" as defined in Treasury Regulation sec.1.162-27(e)(3) or subsequently published administrative guidance.

     (b) AUTHORITY OF THE COMMITTEE. The Committee shall have the authority to approve individuals for participation; to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; and to accelerate the exercisability of any Option or the termination of any restriction under any Option. Options may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Option without such holder's consent.

     (c) POWERS OF THE COMMITTEE. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

     (d) INDEMNIFICATION. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option awarded under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under the by-laws of the Company.

     (e) MAXIMUM ANNUAL GRANT. Notwithstanding any other provision of the Plan, during any single calendar year, no Participant shall be granted Options which permit such Participant to purchase more than 1,500,000 shares of Common Stock, subject to adjustment in accordance with Section 8.

     SECTION 4.  Common Stock Subject to Plan.

     The aggregate shares of Common Stock that may be issued under the Plan shall not exceed 5,700,000, as adjusted in accordance with the provisions of
Section 8.

     In the event of a lapse, expiration, termination, forfeiture or cancellation of any Option granted under the Plan without the issuance of shares, the Common Stock subject to or reserved for such Option may be used again for new grants of Options hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 11(e) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 6(d) shall be added to the aggregate shares of Common Stock available for issuance.

     SECTION 5.  Eligibility.

     Options may be granted under the Plan to any employee of the Company, including employees who are officers and/or members of the Board, whose participation the Committee determines is in the best interest of the Company and to any non-employee who is a consultant or advisor to the Company, including members of the Board, whose participation the Committee determines is in the best interests of the Company (collectively, "Participants"). The Committee shall have absolute discretion to determine, within the limits of the express provisions of the Plan, those Participants to whom and the time or times at which Options shall be granted. The Committee shall also determine, within the limits of the express provisions of the Plan, the number of shares to be subject to each Option, the duration of each Option, the exercise price under each Option, the time or times within which (during the term of the Option) all or portions of each Option may become vested and exercisable, and whether an Option shall be an Incentive Stock Option, a Nonqualified Stock Option or a combination thereof. In making such determination, the Committee may take into account the nature of the services rendered by the Participant, his or her present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

     Notwithstanding the foregoing, no Incentive Stock Option shall be granted to any Participant who is not an employee of the Company.

     SECTION 6.  Terms and Conditions of Options.

     Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

     (a) OPTION PERIOD. Each Option agreement shall specify the period for which the Option thereunder is granted (which, in the case of Incentive Stock Options, shall not exceed ten years from the date of grant) and shall provide that the Option shall expire at the end of such period.

     (b) EXERCISE PRICE. The per share exercise price of each Option shall be determined by the Committee at the time the Option is granted, and, in the case of Incentive Stock Options, shall not be less than the Fair Market Value of Common Stock on the date the Option is granted.

     (c) VESTING OF OPTIONS. No part of any Option may be exercised until the Participant shall have satisfied the vesting conditions (i.e., such as remaining in the employ of the Company for a certain period of time), if any, as the Committee may specify in the applicable Option agreement. Subject to the provisions of Section 6(e), any Option may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee.

     (d) PAYMENT. The exercise price of an Option shall be paid in full at the time of exercise (i) in cash, (ii) through the surrender of previously-acquired shares of Common Stock having a Fair Market Value equal to the exercise price of the Option provided that such previously-acquired shares have been held by the Participant for at least six months, unless the Committee in its discretion permits the use of shares held less than six months, (iii) through the withholding by the Company (at the election of the Participant) of shares of Common Stock having a Fair Market Value equal to the exercise price, provided that the Participant attests in a manner acceptable to the Committee that he or she holds previously-acquired shares equal in number to the number of shares withheld by the Company and has held such previously-acquired shares for at least six months, (iv) through the withholding by the Company (at the discretion of the Committee) of shares of Common Stock having a Fair Market Value equal to the exercise price, or (v) by a combination of (i), (ii), (iii) and (iv), in the discretion of the Committee.

     (e) OTHER RULES APPLICABLE TO INCENTIVE STOCK OPTIONS.

          (i) GRANT PERIOD. Consistent with Section 9, an Incentive Stock Option must be granted within ten years of the date this Plan is adopted (i.e., the Effective Date, as defined in Section 13) or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

          (ii) TEN PERCENT OWNER. If a Participant, on the date that an Incentive Stock Option is granted, owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company, then the exercise price per share shall in no instance be less than 110% of the Fair Market Value per share of Common Stock at the time the Incentive Stock Option is granted, and no Incentive Stock Option shall be exercisable by such Participant after the expiration of five years from the date it is granted.

          (iii) EMPLOYEE STATUS. To retain favorable Incentive Stock Option tax treatment, the Option holder must at all times from the date the Option is granted through a date that is no more than three months prior to the date it is exercised (or no more than one year prior to the date it is exercised, where the Participant's termination of employment is due to death or Disability) remain an employee of the Company. For this purpose, authorized leaves of absence shall not be deemed to sever the employment relationship.

          (iv) LIMITATIONS ON DISPOSITIONS. To retain favorable Incentive Stock Option tax treatment, Common Stock received upon the exercise of an Incentive Stock Option may not be disposed of prior to the later of two years from the date the Incentive Stock Option is granted or one year from the date the shares of Common Stock are transferred to the Participant upon exercise of the Incentive Stock Option.

          (v) VALUE OF SHARES. The aggregate Fair Market Value (determined at the date of grant) of the Incentive Stock Options exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or any other limit imposed by the Code.

     SECTION 7.  Treatment of Options Upon Termination.

     (a) TERMINATION DUE TO DISABILITY OR DEATH. Upon the termination of employment of an employee Participant or upon the termination of the consulting or advisor relationship of a non-employee Participant by reason of Disability or death, such Participant's Options shall become or remain fully vested and shall be exercisable by such Participant (or, in the case of death, by his or her estate) for not later than the earlier of one year after the termination date or the expiration of the term of the Options.

     (b) TERMINATION OTHER THAN FOR CAUSE. Except as otherwise determined by the Committee in its sole discretion and set forth in the relevant grant agreement, upon the termination of employment of an employee Participant or upon the termination of the consulting or advisor relationship of a non-employee Participant for any reason other than for Cause (as defined in Section 7(c)), Disability or death, such Participant's Options (to the extent vested prior to such termination) may be exercised by such Participant during the ninety-day period commencing on the date of termination, but not later than the expiration of the term of the Options. If a Participant dies during such ninety-day period, his or her estate may exercise the Options (to the extent such Options were vested and exercisable prior to death), but not later than the earlier of one year after the date of death or the expiration of the term of the Options. Notwithstanding the foregoing, to retain favorable Incentive Stock Option tax treatment, Incentive Stock Options must be exercised within three months of the Participant's termination of employment.

     (c) TERMINATION FOR CAUSE. Upon termination of the employment of an employee Participant or upon the termination of the consulting or advisor relationship of a non-employee Participant for Cause (as defined below), the Participant's right to exercise his or her options shall terminate at the time notice of termination is given by the Company to such Participant. For purposes of this provision, cause shall include:

          (i) The commission of an action against or in derogation of the interests of the Company which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

          (ii) A material breach of any material duty or obligation imposed upon the Participant by the Company;

          (iii) Divulging the Company's confidential information; or

          (iv) The performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company so as to constitute substantial cause for termination.

     SECTION 8.  Adjustment Provisions.

     In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for issuance under the Plan, (b) the number and class of shares or other securities that are subject to outstanding Options, and (c) the appropriate Fair Market Value and other price determinations applicable to Options. The Committee shall make all determinations under this Section 8, and all such determinations shall be conclusive and binding.

     SECTION 9.  Term of Plan.

     The Plan shall be deemed adopted and shall become effective on the date it is approved by the stockholders of the Company and shall continue until June 20, 2012, or, if earlier, upon termination of the Plan by the Board or until no Common Stock remains available for issuance under Section 4.

     SECTION 10.  Change in Control.

     Except as otherwise determined by the Committee in its sole discretion, and set forth in the relevant grant agreement, in the event of a Change in Control, all outstanding Options shall fully vest in each Participant. The Committee, in its discretion, may also provide in any Option agreement for adjustment of certain terms of such Option upon the occurrence of a Change in Control.

     SECTION 11.  General Provisions.

     (a) EMPLOYMENT. Nothing in the Plan or in any related instrument shall confer upon any employee Participant or other employee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of any employee Participant or other employee with or without cause.

     (b) LEGALITY OF ISSUANCE OF SHARES. No Common Stock shall be issued pursuant to the exercise of an Option unless and until all legal requirements applicable to such issuance have been satisfied.

     (c) OWNERSHIP OF COMMON STOCK ALLOCATED TO PLAN. No Participant (individually or as a member of a group), and no beneficiary or other person claiming under or through such Participant, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Option, except as to shares of Common Stock, if any, as shall have been issued to such Participant or beneficiary.

     (d) GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

     (e) WITHHOLDING OF TAXES. The Company may withhold, or allow a Participant to remit to the Company, any Federal, state or local taxes required by law to be withheld with respect to any event giving rise to income tax liability with respect to an Option. In order to satisfy all or any portion of such income tax liability, a Participant may elect to surrender Common Stock previously acquired by the Participant or to have the Company withhold Common Stock that would otherwise have been issued to the Participant pursuant to the exercise of an Option, provided that the number of shares of such withheld or surrendered Common Stock shall not be greater than the amount that is necessary to satisfy the minimum withholding obligation of the Company that arises with respect to the Option.

     (f) TRANSFERABILITY OF OPTIONS. Except as otherwise determined by the Committee in its sole discretion, and set forth in the relevant grant agreement, Options shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution. During a Participant's lifetime, Options shall be exercisable only by the Participant or the Participant's agent, attorney-in-fact or guardian, or by a transferee permitted by the relevant grant agreement. Incentive Stock Options shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant or the Participant's agent, attorney-in-fact or guardian.

     SECTION 12.  Amendment or Discontinuance of the Plan.

     The Board, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan; provided, however, that the Board may not materially increase the number of shares of Common Stock subject to the Plan (except as provided in Section 8 hereof); and provided further that no such action shall materially and adversely affect any outstanding Options without the consent of the respective Participants.

     SECTION 13.  Effective Date of the Plan.

     The Plan as adopted by the Board and approved by stockholders was originally effective as of November 8, 1990 and amended and restated as of April 1, 1996, May 1, 1997, December 31, 1997, February 23, 1998, January 1, 1999 and
April 15, 2001. The Plan was further amended and restated effective June 21, 2002 (the "Effective Date").

                                      PROXY

                                AROS CORPORATION

                 Proxy for the Annual Meeting of Stockholders to
                     be held on Monday, September 30, 2002.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby constitutes and appoints Gerald E. Bisbee, Jr., Ph.D and Brion D. Umidi and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Aros Corporation to be held on Monday, September 30, 2002, and at any and all adjournments and postponements thereof, on all matters before such meeting.

        THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, 6 AND 7; ALL OF WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.

        THIS PROXY GRANTS DISCRETIONARY AUTHORITY TO VOTE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

----------------------------------          ------------------------------------
----------------------------------          ------------------------------------
----------------------------------          ------------------------------------

[X] Please mark
    votes as in
    this example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. THE BOARD
RECOMMENDS A VOTE FOR ALL PROPOSALS.


1.   To approve the change of our name to ReGen            FOR          AGAINST        ABSTAIN
     Biologics, Inc. and the accompanying ticker           [ ]            [ ]            [ ]
     symbol change


2.   To approve an increase in the number of               FOR          WITHHELD       ABSTAIN
     authorized shares of Aros common stock                [ ]            [ ]            [ ]
     from 30,000,000 to 130,000,000 and authorized
     Aros preferred stock from 30,000,000 to 60,000,000

3.   To approve a 1 for 6 reverse stock split of all       FOR          WITHHELD       ABSTAIN
     Aros authorized common and preferred stock            [ ]            [ ]            [ ]

4.   To elect Gerald E. Bisbee, Jr., Ph.D., Alan          FOR ALL NOMINEES          WITHHELD FROM
     Baldwin, Richard Fritschi, Robert G. McNeil,                                   ALL NOMINEES
     Ph.D. and J. Richard Steadman, M.D. as                 [ ]                          [ ]
     directors for the next year
                                                        [ ] -------------------------------------
                                                        For all nominees except as noted above

5.   To approve the proposal to amend our                  FOR          AGAINST       ABSTAIN
     Employee Stock Option Plan                            [ ]            [ ]            [ ]

6.   To approve the proposal to amend                      FOR          WITHHELD     FOR ALL EXCEPT
     our Non-Employee Director Stock                       [ ]            [ ]            [ ]
     Option Plan

7.   To ratify the appointment of Ernst &                  FOR          AGAINST       ABSTAIN
     Young LLP as Aros' independent                        [ ]            [ ]            [ ]
     accountants for the current fiscal
     year


In the discretion of the proxies named herein, the proxies are authorized to vote upon such other matters as are properly brought before the meeting.

I plan to attend the meeting. [ ]

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any other adjournments thereof.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature: __________________________________      Date: ____________________

Signature: __________________________________      Date: ____________________